SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Vector Group Ltd.
(Name of Registrant as Specified in its Charter)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INTRODUCTION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD PROPOSAL 1 -- NOMINATION AND ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE FOR YEARS 2012 - 2014
GRANTS OF PLAN-BASED AWARDS IN 2014
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014
OPTION EXERCISES AND STOCK VESTED IN YEAR ENDED DECEMBER 31, 2014
PENSION BENEFITS AT 2014 FISCAL YEAR END
COMPENSATION OF DIRECTORS
AUDIT COMMITTEE REPORT
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
BOARD PROPOSAL 2 -- ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)
BOARD PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
MISCELLANEOUS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS

VECTOR GROUP LTD.
4400 Biscayne Blvd.
Miami, Florida 33137
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 30, 2015
To the Stockholders of Vector Group Ltd.:
The Annual Meeting of Stockholders of Vector Group Ltd., a Delaware corporation (the “Company”), will be held at 4400 Biscayne Boulevard, Miami, FL 33137 on Thursday, April 30, 2015 at 10:00 a.m., and at any postponement or adjournment thereof, for the following purposes:
1. To elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;
2. To hold an advisory vote on executive compensation (the “say on pay vote”);
3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the year ending December 31, 2015;
4. To transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting.
Every holder of record of Common Stock of the Company at the close of business on March 3, 2015 is entitled to notice of the meeting and any adjournments or postponements thereof and to vote, in person or by proxy, one vote for each share of Common Stock held by such holder. A list of stockholders entitled to vote at the meeting will be available to any stockholder for any purpose germane to the meeting during ordinary business hours from April 16, 2015 to April 30, 2015, at the headquarters of the Company located at 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137. A proxy statement, form of proxy and the Company's Annual Report on Form 10-K for the year ended December 31, 2014 are enclosed herewith.

By Order of the Board of Directors,

HOWARD M. LORBER
President and Chief Executive Officer

Miami, Florida
April 8, 2015

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

VECTOR GROUP LTD.
4400 Biscayne Boulevard
Miami, Florida 33137
_______________________________________________________

PROXY STATEMENT
_______________________________________________________

INTRODUCTION
The board of directors of Vector Group Ltd., a Delaware corporation (the “Company”) is soliciting the proxy accompanying the proxy statement for use at the annual meeting of stockholders to be held at 4400 Biscayne Boulevard, Miami, FL 33137 on Thursday, April 30, 2015, at 10:00 a.m., and at any postponement or adjournment. The Company’s offices are located at 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137, and its telephone number is (305) 579-8000.
VOTING RIGHTS AND SOLICITATION OF PROXIES
Every holder of record of Common Stock of the Company at the close of business on March 3, 2015 is entitled to notice of the meeting and any adjournments or postponements and to cast, in person or by proxy, one vote for each share of Common Stock held by such holder. At the record date, the Company had outstanding 116,728,566 shares of Common Stock. This proxy statement, accompanying notice and proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are first being mailed to stockholders on or about April 15, 2015.
Any stockholder who has given a proxy has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered at, or prior to the annual meeting, to Marc N. Bell, the secretary of the Company, by a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked, or at the annual meeting if the stockholder is present and elects to vote in person. Mere attendance at the annual meeting will not serve to revoke a proxy. A stockholder whose shares are held in a brokerage or bank account will need to obtain a legal proxy from the broker, bank or other intermediary in order to vote at the meeting.
The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business at the annual meeting. The affirmative vote of holders of a plurality of the shares represented and entitled to vote is required for the election of each director. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting is required for the advisory approval of the say on pay vote and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm. Abstentions will have the effect of votes against the advisory say on pay proposal and the ratification of the appointment of our auditors.
Except for the ratification of the auditors, shares that are held by brokers in retail accounts may only be voted if the broker receives voting instructions from the beneficial owner of the shares. Otherwise, the “broker non-votes” may only be counted toward a quorum and, in the broker’s discretion, voted regarding the ratification of auditors. Broker non-votes will have no effect on any of the other matters presented at the annual meeting.
All proxies received and not revoked will be voted as directed. If no directions are specified, proxies which have been signed and returned will be voted “FOR” the election of the board’s nominees as directors, “FOR” the advisory say on pay vote and “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of the record date, the beneficial ownership of the Company’s Common Stock, the only class of voting securities, by:

•	each person known to the Company to own beneficially more than five percent of the Common Stock;

•	each of the Company’s directors and nominees;

•	each of the Company’s named executive officers shown in the Summary Compensation Table below; and

•	all directors and executive officers as a group.
Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class

Dr. Phillip Frost (1) 4400 Biscayne Boulevard Miami, FL 33137	17,883,559	15.3%
Bennett S. LeBow (2) (4) 667 Madison Avenue; 14th Floor New York, NY 10065	9,914,367	8.5%
Howard M. Lorber (3) (4) (5)	6,044,599	5.1%
Stanley S. Arkin (4)	18,472	(*)
Henry C. Beinstein (4) (6)	94,602	(*)
Jeffrey S. Podell (4)	78,385	(*)
Jean E. Sharpe (4)	99,276	(*)
Richard J. Lampen (5) (7) (8)	455,313	(*)
J. Bryant Kirkland III (5) (9)	207,102	(*)
Marc N. Bell (5) (9)	135,526	(*)
Ronald J. Bernstein (4) (5) (10) (11)	144,157	(*)
All directors and executive officers as a group (10 persons)	17,191,799	14.5%
___________________________
(*) The percentage of shares beneficially owned does not exceed 1% of the outstanding Common Stock.

(1)
Based upon Amendment No. 6 to Schedule 13D filed by Dr. Frost on February 4, 2015, which reports ownership of 13,415,056 shares of Common Stock owned by Frost Gamma Investments Trust (“Frost Gamma Trust”), a trust organized under Florida law and 4,455,104 shares held by Frost Nevada Investments Trust (“Frost Nevada Trust”), a trust organized under Florida law. Dr. Frost is the sole trustee of Frost Gamma Trust and Frost Nevada Trust. As the sole trustee, Dr. Frost may be deemed the beneficial owner of all shares owned by Frost Gamma Trust and Frost Nevada Trust, by virtue of his shared power to vote or direct the vote of such shares or to dispose or direct the disposition of such shares owned by these trusts. Frost Gamma Limited Partnership (“Frost Gamma LP”) is the sole and exclusive beneficiary of Frost Gamma Trust. Dr. Frost is one of two limited partners of Frost Gamma LP. The general partner of Frost Gamma LP is Frost Gamma, Inc. The sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Frost-Nevada Limited Partnership (“Frost Nevada LP”) is the sole and exclusive beneficiary of the Frost Nevada Trust. Dr. Frost is one of five limited partners of Frost-Nevada LP. The general partner of Frost Nevada LP is Frost-Nevada Corporation. Dr. Frost is the sole shareholder of Frost-Nevada Corporation. Includes 13,399 shares owned by Dr. Frost’s spouse, as to which shares Dr. Frost disclaims beneficial ownership.

(2)
Includes 1,549,755 shares held directly by Mr. LeBow, 5,984,359 shares of Common Stock held by LeBow Gamma Limited Partnership, a Delaware limited partnership, 1,997,370 shares of Common Stock held by LeBow Epsilon 2001 Limited Partnership, a Delaware limited partnership, and 382,883 shares of Common Stock held by LeBow Alpha LLLP, a Delaware limited liability limited partnership. There are 1,000,000 common shares held by Mr. LeBow that are pledged to collateralize a demand loan as well as 400,000 common shares held by Mr. LeBow that are pledged to collateralize a margin loan. Furthermore, there are 213,491 shares owned by LeBow Epsilon 2011 Limited Partnership that are pledged to collateralize a bank loan. LeBow 2011 Management Trust is the managing member of LeBow Holdings LLC, a Delaware limited liability company, which is the sole stockholder of LeBow Gamma, Inc., a Nevada corporation, which is the general partner of LeBow Gamma Limited Partnership. LeBow Holdings LLC is the general partner of LeBow Alpha LLLP, which is the controlling member of LeBow Epsilon 2001 LLC, which is the general partner of LeBow Epsilon 2001 Limited Partnership. Mr. LeBow is trustee of LeBow 2011 Management Trust, a director and officer of LeBow Gamma, Inc. and a manager of LeBow Epsilon 2001 LLC.

(3)
Includes 1,898,161 shares of Common Stock held directly by Mr. Lorber, 2,377,557 shares held by Lorber Alpha II Limited Partnership, a Nevada limited partnership, 261,635 shares held by Lorber Gamma Limited Partnership, a Nevada limited partnership, and 19 shares in an Individual Retirement Account. Mr. Lorber's beneficial ownership also includes 1,507,227 shares of Common Stock that may be acquired by him within 60 days upon exercise of options. Mr. Lorber exercises sole voting power and sole dispositive power over the shares of Common Stock held by the partnerships and by himself. Lorber Alpha II, Inc., a Nevada corporation, is the general partner of Lorber Alpha II Limited Partnership. Lorber Gamma, Inc., a Nevada corporation, is the general partner of Lorber Gamma Limited Partnership. Mr. Lorber is a director, officer and controlling shareholder of each of Lorber Alpha II, Inc. and Lorber Gamma, Inc. Mr. Lorber disclaims beneficial ownership of 18,471 shares of Common Stock held by Lorber Charitable Fund, which are not included. Lorber Charitable Fund is a New York not-for-profit corporation, of which family members of Mr. Lorber serve as directors and executive officers.

(4)	The named individual is a director of the Company.

(5)	The named individual is an executive officer of the Company.

(6)	Includes 690 shares beneficially owned by Mr. Beinstein’s spouse, as to which shares Mr. Beinstein disclaims beneficial ownership.
(7)  Includes 2,600 shares held by Mr. Lampen's spouse, as to which Mr. Lampen disclaims beneficial ownership.

(8)	Includes 204,205 shares issuable upon exercise of outstanding options to purchase Common Stock exercisable within 60 days of the record date.

(9)	Includes 102,102 shares issuable upon exercise of outstanding options to purchase Common Stock exercisable within 60 days of record date.

(10)	Includes 66,595 shares issuable upon exercise of outstanding options to purchase Common Stock exercisable within 60 days of the record date.

(11)	The named individual is an executive officer of the Company’s subsidiaries Liggett Vector Brands LLC and Liggett Group LLC.

BOARD PROPOSAL 1 — NOMINATION AND ELECTION OF DIRECTORS
The by-laws of the Company provide, among other things, that the board, from time to time, shall determine the number of directors of the Company. The size of the board is presently set at seven. The present term of office of all directors will expire at the 2015 annual meeting. Seven directors are to be elected at the 2015 annual meeting to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal.
It is intended that proxies received will be voted “FOR” election of the nominees named below unless marked to the contrary. In the event any such person is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the present board. The board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.
The affirmative vote of the holders of a plurality of the shares represented at the annual meeting and entitled to vote on the election of directors is required to elect each director.
The Board of Directors recommends that stockholders vote “FOR” election of the nominees named below.
Information with Respect to Nominees
The following table sets forth certain information, as of the record date, with respect to each of the nominees. Each nominee is a citizen of the United States.

Name and Address	Age	Principal Occupation
Bennett S. LeBow	77	Chairman of the Board; Private Investor
Howard M. Lorber	66	President and Chief Executive Officer
Ronald J. Bernstein	61	President and Chief Executive Officer, Liggett Group LLC and Liggett Vector Brands LLC
Stanley S. Arkin	77	Founding and Senior Partner, Arkin Solbakken LLP and Chairman of The Arkin Group LLC
Henry C. Beinstein	72	Partner, Gagnon Securities LLC
Jeffrey S. Podell	74	Private Investor
Jean E. Sharpe	68	Private Investor

Business Experience and Qualifications of Nominees
The Company believes that the combination of the various qualifications, skills and experiences of its directors contribute to an effective and well-functioning board and that individually and, as a whole, the directors possess the necessary qualifications to provide effective oversight of the business, and provide quality advice to the Company’s management. Details regarding the experience and qualifications of the directors are set forth below.
Bennett S. LeBow is the Chairman of the Company’s Board of Directors and has been a director of the Company since October 1986. Mr. LeBow, currently a private investor, served as the Company's Chairman and Chief Executive Officer from June 1990 to December 2005 and Executive Chairman from January 2006 until his retirement on December 30, 2008. He has served as Chairman of the Board of Signal Genetics Inc. (NASDAQ: SGNL) since January 2010. Mr. LeBow served as Chairman of the Board of Directors of Borders Group Inc. from May 2010 until January 2012 and, from June 2010 until January 2012, as Chief Executive Officer of Borders Group Inc., which filed for protection under Chapter 11 of Title 11 of the United States Bankruptcy Code in February 2011. Mr. LeBow was Chairman of the Board of New Valley Corporation (“New Valley”) from January 1988 to December 2005 and served as its Chief Executive Officer from November 1994 to December 2005. New Valley Corporation was a majority-owned subsidiary of the Company until December 2005, when the Company acquired the remaining minority interest, became engaged in the real estate business and began seeking to acquire additional operating companies and real estate properties. Mr. LeBow’s pertinent experience, qualifications, attributes and skills include his decades of experience as an investor and the knowledge and experience in the cigarette industry he has attained through his service as the Company's Chief Executive Officer from 1990 to 2005 and as Chairman of the Board since 1990.
Howard M. Lorber has been President and Chief Executive Officer of the Company since January 2006. He served as President and Chief Operating Officer of the Company from January 2001 to December 2005 and has served as a director of the Company since January 2001. He has also served as Chairman of the Board of Directors since 1987 and Chief Executive Officer from November 1993 to December 2006 of Nathan’s Famous, Inc. (NASDAQ: NATH), a chain of fast food restaurants; Chairman of the Board of Ladenburg Thalmann Financial Services (NYSE MKT: LTS) from May 2001 to July 2006 and Vice Chairman since July 2006 and a member of the Board of Directors of Morgans Hotel Group Co. (NASDAQ: MHGC) since March 2015. Mr. Lorber was a Director of Borders Group Inc. from May 2010 until January 2012 and has been a director since 1991 of United Capital Corp., a real estate investment and diversified manufacturing company, which ceased to be a public reporting company in 2011. From November 1994 to December 2005, Mr. Lorber served as President and Chief Operating Officer of New Valley, where he also served as a director. Mr. Lorber was Chairman of the Board of Hallman & Lorber Assoc., Inc., consultants and actuaries of qualified pension and profit sharing plans, and various of its affiliates from 1975 to December 2004 and has been a consultant to these entities since January 2005. He is also a trustee of Long Island University. Mr. Lorber's pertinent experience, qualifications, attributes and skills include the knowledge and experience in the real estate and cigarette industry he has attained through his service as our President and a member of our Board of Directors since 2001 as well as his service as a director of other publicly-traded corporations.
Ronald J. Bernstein has served as President and Chief Executive Officer of Liggett Group LLC since September 1, 2000 and of Liggett Vector Brands LLC since March 2002 and has been a director of the Company since March 2004. From July 1996 to December 1999, Mr. Bernstein served as General Director and, from December 1999 to September 2000, as Chairman of Liggett-Ducat Ltd., the Company’s former Russian tobacco business sold in 2000. Prior to that time, Mr. Bernstein served in various positions with Liggett commencing in 1991, including Executive Vice President and Chief Financial Officer. Mr. Bernstein’s pertinent experience, qualifications, attributes and skills include the knowledge and experience in the cigarette industry he has attained through his employment by our tobacco and real estate subsidiaries since 1991.
Stanley S. Arkin has been a director since November 2011. Mr. Arkin is the founding member and the senior partner of the law firm of Arkin Solbakken LLP and is Chairman of The Arkin Group, a private intelligence agency. Mr. Arkin was a member of the Board of Directors of Authentic Fitness Corp, a fitness apparel company that ceased to be publicly traded in 1999, from 1995 to 1998. He is a member of the Council on Foreign Relations, and has served on or chaired numerous committees in other professional organizations, such as the American College of Trial Lawyers, the Judicial Conference of the State of New York, the Association of the Bar of the City of New York, the American Bar Association, the New York State Bar Association, and the New York County Lawyers Association. Mr. Arkin’s pertinent experience, qualifications, attributes and skills include his managerial experience, financial literacy and the knowledge and experience he has attained through his career in the legal profession as well as his service as a director of a publicly-traded corporation.

Henry C. Beinstein has been a director of the Company since March 2004. Since January 2005, Mr. Beinstein has been a partner of Gagnon Securities LLC, a broker-dealer and FINRA member firm, and has been a money manager and registered representative at such firm since August 2002. He retired in August 2002 as the Executive Director of Schulte Roth & Zabel LLP, a New York-based law firm, a position he had held since August 1997. Before that, Mr. Beinstein had served as the Managing Director of Milbank, Tweed, Hadley & McCloy LLP, a New York-based law firm, commencing November 1995. Mr. Beinstein was the Executive Director of Proskauer Rose LLP, a New York-based law firm, from April 1985 through October 1995. Mr. Beinstein is a certified public accountant in New York and New Jersey and prior to joining Proskauer was a partner and National Director of Finance and Administration at Coopers & Lybrand. Mr. Beinstein also serves as a director of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS) and Castle Brands Inc. (NYSE MKT: ROX). Mr. Beinstein has been licensed as a Certified Public Accountant in the state of New York since 1968. Mr. Beinstein’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience through his years at Coopers & Lybrand, Proskauer Rose LLP, Milbank, Tweed, Hadley & McCloy LLP and Schulte Roth & Zabel LLP, and the knowledge and experience he has attained through his service as a director of the Company and other publicly-traded corporations.
Jeffrey S. Podell has been a director of the Company since November 1993 and is a private investor. Mr. Podell also serves as a director of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS). Mr. Podell was a member of the New York State Bar Association from 1965 until March 2010. Mr. Podell’s pertinent experience, qualifications, attributes and skills include managerial experience and the knowledge and experience he has attained through his service as a director of the Company and other publicly-traded corporations.
Jean E. Sharpe has been a director of the Company since May 1998. Ms. Sharpe is a private investor and has engaged in various philanthropic activities since her retirement in September 1993 as Executive Vice President and Secretary of the Company and as an officer of various of its subsidiaries. Ms. Sharpe previously served as a director of the Company from July 1990 until September 1993. Ms. Sharpe has been a member of the New York State Bar Association since 1979. Ms. Sharpe’s pertinent experience, qualifications, attributes and skills include the knowledge and managerial experience she has attained as serving as our general counsel from 1988 until 1993 and her service as a director of the Company.
Board of Directors and Committees
The board of directors, which held eight meetings in 2014, currently has seven members. Each director attended at least 75% of the aggregate number of meetings of the board and of each committee on which the director served as a member, during such period. To ensure free and open discussion and communication among the independent directors of the board, the independent directors meet in executive sessions periodically, with no members of management present. The chair of the corporate governance and nominating committee presides at the executive sessions.
The Company’s Corporate Governance Guidelines provide that the board shall be free to choose its chair in any way it deems best for the Company at any time. The board believes that it is desirable to have the flexibility to decide whether the roles of Chairman of the Board and Chief Executive Officer should be combined or separate in light of the Company’s circumstances from time to time. The roles of Chief Executive Officer and Chairman of the Board are presently held by two different directors. The Chief Executive Officer is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, reviews the agenda for board meetings and presides over meetings of the full board.
The board of directors oversees the risks that could affect the Company through its committees and reports of officers responsible for particular risks within the Company.
The board of directors has four committees established in accordance with the Company’s bylaws: an executive committee, an audit committee, a compensation committee, and a corporate governance and nominating committee. The board has determined that the Company’s non-employee directors (Stanley S. Arkin, Henry C. Beinstein, Bennett S. LeBow, Jeffrey S. Podell and Jean E. Sharpe) have no material relationship with the Company and meet the New York Stock Exchange listing standards for independence. Each of the members of the audit committee, compensation committee, and corporate governance and nominating committee meets the New York Stock Exchange listing standards for independence.
The executive committee, whose members are presently Messrs. LeBow, chairman and Lorber, did not meet in 2014. The executive committee exercises, in the intervals between meetings of the board, all the powers of the board in the management and affairs of the Company, except for matters expressly reserved by law for board action.

The audit committee, whose members are presently Messrs. Beinstein, chairman, and Podell and Ms. Sharpe, met 18 times in 2014. The committee is governed by a written charter which requires that it discuss policies and guidelines to govern the process by which risk assessment and risk management are handled and that it meet periodically with management to review and assess the Company’s major financial risk exposures and the manner in which such risks are being monitored and controlled. Accordingly, in addition to its other duties, the audit committee periodically reviews the Company’s risk assessment and management, including in the areas of legal compliance, internal auditing and financial controls. In this role, the audit committee considers the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures designed to respond to and mitigate these risks and receives reports from management and other advisors. Although the board’s primary risk oversight has been assigned to the audit committee, the full board also receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, competitive and legal risks. In addition to an ongoing compliance program, the board encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations. The Company’s board of directors and its audit committee regularly discuss with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps (both short-term and long-term) the Company takes to manage them. The audit committee oversees the Company’s financial statements, system of internal controls, and auditing, accounting and financial reporting processes and risks related thereto; the audit committee appoints, compensates, evaluates and, where appropriate, replaces the Company’s independent accountants; reviews annually the audit committee charter; and reviews and pre-approves audit and permissible non-audit services. See “Audit Committee Report.” Each of the members of the audit committee is financially literate as required of audit committee members by the New York Stock Exchange and independent as defined by the rules of the New York Stock Exchange and the Securities and Exchange Commission. The board of directors has determined that Mr. Beinstein is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.
The compensation committee, whose members are presently Messrs. Podell, chairman, and Beinstein, and Ms. Sharpe, met 13 times in 2014. The committee is governed by a written charter. The compensation committee is responsible for risks relating to employment policies and the Company’s compensation and benefits systems. To aid the compensation committee with its responsibilities, the compensation committee retains an independent consultant, as necessary, to understand the implications of compensation decisions being made. See “Compensation Discussion and Analysis” for a discussion of the consulting services provided to the compensation committee by GK Partners. The compensation committee has assessed the independence of GK Partners pursuant to Securities and Exchange Commission and New York Stock Exchange rules and concluded that GK Partners' work for the compensation committee does not raise any conflict of interest. The compensation committee reviews, approves and administers management compensation and executive compensation plans. The compensation committee also administers the Company’s 1998 Long-Term Incentive Plan, the Amended and Restated 1999 Long-Term Incentive Plan (the “1999 Plan”) and the Senior Executive Incentive Compensation Plan (the “Bonus Plan”) and the 2014 Management Incentive Plan (the “2014 Plan”). See “Compensation Discussion and Analysis.” In March 2009, the compensation committee formed a Performance-Based Compensation Subcommittee (the “Subcommittee”), consisting of Messrs. Beinstein and Podell, and delegated to the Subcommittee the authority to grant compensation to executive officers that is intended to qualify as “performance-based compensation” exempt from the $1,000,000 deduction limitation of Section 162(m) of the Internal Revenue Code. The Subcommittee administers the participation of named executive officers in the Bonus Plan, the 1999 Plan and the 2014 Plan.
The corporate governance and nominating committee, whose members are presently Ms. Sharpe, chair, and Messrs. Arkin and Beinstein, met three times in 2014. The committee is governed by a written charter. This committee is responsible for the oversight of risks relating to the management and board succession planning. The committee assists the board of directors in identifying individuals qualified to become board members and recommends to the board the nominees for election as directors at the next annual meeting of stockholders, develops and recommends to the board the corporate governance guidelines applicable to the Company, and oversees the evaluation of the board and management. In recommending candidates for the board, the committee takes into consideration applicable to independence criteria and the following criteria established by the board in the Company’s corporate governance guidelines:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	ability and willingness to commit adequate time to board and committee matters;

•
the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the Company; and

•	diversity of viewpoints, background, experience and other demographics.
The committee also considers such other factors as it deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the board and any committees of the board. The committee does not assign specific weights to particular criteria and no particular criteria is necessarily applicable to all nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. The committee will consider nominees recommended by stockholders, which nominations should be submitted by directing an appropriate letter and resume to Marc N. Bell, the secretary of the Company, 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137. If the Company were to receive recommendations of candidates from the Company’s stockholders, the committee would consider such recommendations in the same manner as all other candidates.
Corporate Governance Materials
The Company’s Corporate Governance Guidelines, Codes of Business Conduct and Ethics, Equity Retention and Hedging Policy, Stock Ownership Guidelines, Executive Compensation Clawback Policy and current copies of the charters of the Company’s audit committee, compensation committee, and corporate governance and nominating committee are all available in the investor relations section of the Company’s website (http://www.vectorgroupltd.com/investor-relations/corporate-governance/) and are also available in print to any stockholder who requests them.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Objectives
The primary objectives of the compensation committee of the board of directors with respect to executive compensation are:

•	to base a meaningful portion of management’s pay on achievement of the Company’s goals;

•	to provide incentives to enhance stockholder value;

•	to provide competitive levels of compensation;

•	to recognize individual initiative and achievement; and

•	to assist the Company in attracting talented executives to a challenging and demanding environment and to retain such executives for the benefit of the Company and its subsidiaries.
The Company strives to achieve these objectives through its compensation plans that put a substantial portion of the executives’ overall compensation at risk so that compensation is only paid if the Company's financial performance goals are met. While the compensation of the Company’s executives is largely the result of negotiated agreements, which are reviewed annually, the Company’s compensation philosophy is intended to reward its executives with competitive compensation, while rewarding outstanding performance with above-average total compensation.
The Company has recently taken measures to discourage excessive risk-taking by adopting a Clawback Policy and prohibition on hedging and has increased the long-term focus by adopting an Equity Retention Policy and Stock Ownership Guidelines as well as by awarding stock options with four-year cliff vesting as a substantial portion of 2013 and 2014 direct compensation. Under the 2014 Plan, the Company is able to make vesting of equity awards contingent upon corporate performance.
Independent compensation consultants may be retained by the compensation committee from time to time for advice and guidance in assessing whether our compensation program is reasonable and competitive. The compensation committee engaged GK Partners to render advice as to the award of options 2013, 2014 and 2015, and awards of restricted stock in 2013 and 2014. The compensation committee also engaged GK Partners to render advice related to the drafting of the Vector Group Ltd. Equity Retention and Hedging Policy, which was adopted in January 2013, the amendment of the terms of Mr. Bernstein's employment agreement in October 2013, the adoption of the 2014 Plan as well as the Executive Compensation Clawback Policy and Stock Ownership Guidelines adopted in March 2014. See “Base Salary,” “Equity Compensation” and the policies described in “Prohibition on Hedging,” “Equity Retention Policy,” “Stock Ownership Guidelines” and “Executive Compensation Clawback Policy.” GK Partners only provides services to the compensation committee.
Most Recent Say on Pay Vote Results
At the 2014 annual meeting of stockholders, the Company held its fourth stockholder advisory (say on pay) vote on the compensation of its named executive officers and 61% of the Company's stockholders voted “For” the compensation of the Company's named executive officers. The Company and its Compensation Committee considered the result of the 2014 vote in conducting its ongoing review and administration of management compensation. In 2013 and 2014, the Company undertook several governance initiatives summarized above. In 2014, senior members of the Company's management also met with current, former and prospective stockholders to enhance its understanding of stockholder perspectives related to executive compensation. Management explained the Company's core compensation practices and sought stockholder feedback during these meetings related to key elements of the Company's compensation program. See the discussion of this year's say on pay vote at “Board Proposal 2 - Advisory Vote on Executive Compensation” for further discussion.
Compensation Components
The key components of the Company’s executive compensation program consist of a base salary, an annual performance-based bonus pursuant to the Bonus Plan, equity awards under the 1999 Plan and the 2014 Plan and various benefits, including the Company’s Supplemental Retirement Plan, the Liggett Vector Brands Inc. Savings Plan (the “401(k) Plan ”) and the use of corporate aircraft by the President and Chief Executive Officer. The employment agreements with the Company’s named executive officers also provide for severance compensation in the event of termination other than for cause during the term of the agreement or, in certain cases, following a change in control of the Company during the term of the agreements.

Base Salary
Base salaries for the Company’s named executive officers are established based on their overall business experience and managerial competence in their respective executive roles, as well as their personal contributions to the Company and are intended to provide a competitive level of fixed compensation. The compensation committee believes that executive base salaries should be targeted at competitive levels while rewarding long-term outstanding performance with above-average total compensation. Base salaries are reviewed annually, based on recommendations by the Company’s Chief Executive Officer with respect to the salaries of executive officers other than himself, and may be increased from time to time based on review of Company and individual executive performance. An automatic cost of living adjustment to base salary is included under the terms of Mr. Lorber's employment agreement. On October 29, 2013, Mr. Bernstein's employment agreement was amended to increase his base salary to $1,000,000 per annum and terminate the cost of living adjustment, effective January 1, 2014. Effective January 1, 2015, as a result of the cost of living provision, Mr. Lorber's base salary was increased to $3,110,009. The compensation committee did not adjust the salaries of the other named executive officers in 2015 as part of the annual compensation review process.
Annual Incentive Bonus Awards
The Company's executive officers are eligible to participate each year in the Bonus Plan which was adopted by the board of directors in January 2011, and approved by the Company's stockholders at the annual meeting in May 2011. Following the May 2014 approval of the 2014 Plan by the Company's stockholders, awards have been made under the 2014 Plan. The compensation committee has delegated to the Subcommittee, consisting of Messrs. Beinstein and Podell, the authority to grant compensation to executive officers under the Bonus Plan and the 2014 Plan that is intended to qualify as “performance-based compensation” exempt from the $1,000,000 deduction limitation of Section 162(m) of the Internal Revenue Code. Thus, with respect to these officers, the Subcommittee selects participants in the Bonus Plan and the 2014 Plan, determines the amount of their award opportunities, selects the performance criteria and the performance goals for each year, determines whether the performance goals have been met and administers and interprets the Bonus Plan. An eligible executive may (but need not) be selected to participate in the Bonus Plan and the 2014 Plan each year.
In 2014, each of the Company's named executive officers participated in the Bonus Plan. The Bonus Plan performance criteria for 2014 varied among the participants depending upon the entity that employed the participant. For Messrs. Lorber, Lampen, Kirkland and Bell, as in previous years, the criteria for 2014 were based on: 37.5% on adjusted earnings before interest and taxes, or Adjusted EBIT, of Liggett; 37.5% on distributions to stockholders of the Company; and 25% on adjusted earnings before interest, taxes and amortization, or Adjusted EBITA, of Douglas Elliman Realty, LLC. For Mr. Bernstein, 50% is based on Liggett Adjusted EBIT and 50% is based on Liggett Volume. These measures were chosen because Adjusted EBIT is commonly used as a measure of performance in the tobacco industry and Adjusted EBITA is commonly used to measure performance in the real estate brokerage industry and are, in each case, the drivers of the business and stockholder value in those industries.
Under the terms of their respective employment agreements, for 2014, Messrs. Lorber, Lampen, Kirkland, Bell and Bernstein were eligible to receive a target bonus of 100%, 50%, 25%, 25% and 100% of their respective base salaries.
Depending on the level of achievement of the performance criteria, the actual amounts of incentive bonuses could also exceed the target bonus amounts (see “Grants of Plan-Based Awards in 2014”). The Subcommittee may exercise negative discretion with respect to any award to reduce any amount that would otherwise be payable under the Bonus Plan.
The 2014 performance necessary for Messrs. Lorber, Lampen, Kirkland, Bell and Bernstein to receive bonuses at the target level were set at levels which were believed to be reasonably achievable based on internal corporate plans.
For Messrs. Lorber, Lampen, Kirkland and Bell, the performance necessary to achieve the minimum, target or maximum bonus in 2014 was as follows:

•	percentages of target bonus based on Liggett Adjusted EBIT were $165,000,000 (50%), $195,000,000 (100%), and $200,000,000 and above (125%); the actual Liggett Adjusted EBIT for 2014 were $201,755,000;

•
percentages of target bonus based on cash dividends per share of the Company were $1.40 (50%), $1.60 (100%), and $1.80 and above (125%); the actual cash dividends paid in 2014 were $1.60 per share; and,

•
percentages of target bonus based on Douglas Elliman Adjusted EBITA were $44,500,000 (50%), $52,000,000 (100%), and $57,500,000 and above (125%); the actual Douglas Elliman Adjusted EBITA for 2014 were $58,139,000.

Based on actual 2014 results compared to the established performance criteria, bonuses equal to 115.625% of target bonus amounts were achieved and awarded to Messrs. Lorber, Lampen, Kirkland and Bell, and they were awarded bonuses of 115.625% of their respective target bonus amounts.

For Mr. Bernstein, the performance necessary to achieve the minimum target or maximum bonus in 2014 were as follows:

•	percentages of target bonus based on Liggett Adjusted EBIT were $195,000,000 (50%) and $200,000,000 and above (100%); the actual Liggett Adjusted EBIT for 2014 were $201,755,000;

•	percentages of target bonus based on Liggett Volume of 9.0 billion units (50%) and 9.5 billion units (100%); the actual Liggett Volume for 2014 was 8.9 billion units.
Based on actual 2014 results compared to the established performance criteria, 50% of Mr. Bernstein’s target bonus was achieved and awarded to him.
Bonus amounts for achieving performance criteria in between the amounts listed above are determined by linear interpolation between the higher and lower amounts. The actual performance-based bonus payments made to the selected participants for the years ended December 31, 2012, 2013 and 2014 are set forth in the column labeled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. Performance bonus awards earned by named executive officers after February 26, 2014 are subject to the Company's Executive Compensation Clawback Policy.
Long-Term Incentive Award
In January 2011, a long-term incentive award for the five-year period ending December 31, 2015 was made under the Bonus Plan to seven key members of Liggett's management, including Mr. Bernstein, to provide a significant incentive to achieve Liggett's five-year plan. The total pool will range from $10,000,000 (if the minimum Liggett Adjusted EBIT performance goal as defined in the long-term incentive award ($1.125 billion for the five-year period ending December 31, 2015) is achieved) to $20,000,000 (if the maximum Liggett Adjusted EBIT performance goal as defined in the long-term incentive award ($1.225 billion for the five-year period ending December 31, 2015) is achieved). Mr. Bernstein is eligible to be paid 50% of the amount earned by the selected group of Liggett executives under this long-term incentive award opportunity. Payments between the minimum and maximum Liggett Adjusted EBIT goals will be determined by linear interpolation. Awards will be paid in cash by March 15, 2016 provided that, at the option of the Subcommittee, up to 50% of the awards may be paid in shares of the Company's Common Stock valued at the average closing price for the 10 trading days preceding the payment date. GK Partners has provided its opinion that the long-term award was reasonable and appropriate in the context of current market practices. Management does not currently believe that any payments will be made under this award.
Equity Compensation
Long-term equity compensation is intended to provide a variable pay opportunity that rewards long-term performance by the Company as a whole and serves as a significant incentive to remain with the Company. The compensation committee obtains an opinion of GK Partners as to the reasonableness and competitiveness of each award to a named executive officer.
On February 24, 2015, the Subcommittee granted options to Messrs. Lorber (250,000 shares), Lampen (62,500 shares), Kirkland (37,500 shares) and Bell (37,500 shares) to recognize past and current performance and to serve as a means of incentivizing and retaining key employees. The options are non-qualified options with a ten-year term with cliff vesting on the fourth anniversary of grant and have an exercise price equal to the market price on the date of grant ($23.10). The options have dividend equivalent rights. GK Partners has reviewed the Company's dividend equivalent policy and has provided its opinion that equity grants that include dividend equivalents are a means of management compensation that are appropriate and consistent with the Company's strategy with respect to dividend policy (and the critical importance thereof). Shares received upon exercise of the February 24, 2015 option grants will be subject to the Company's Equity Retention and Hedging Policy. See “Equity Retention Policy.”
On July 23, 2014, the Subcommittee granted 1,050,000 shares of restricted stock (the “Award Shares”) to Mr. Lorber to recognize past and current performance and to serve as a means of providing a meaningful incentive for Mr. Lorber to continue to serve as CEO during the next seven years, even though he is eligible to retire now, and for him to enhance corporate value during that time. The maximum potential amount of the Award Shares reflects recognition of his contributions as CEO since January 1, 2006 and the value of his management and real estate expertise to the Company. The Award shares were issued pursuant to the terms of an agreement which provides that both a performance requirement and a continued employment requirement must be met during a stated performance period for the Award Shares to vest. The award will vest using the following schedule: 150,000 shares will vest on August 15, 2015 if the Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to June 30, 2015 exceeds $175 million, 300,000 shares minus shares previously vested will vest on July 1, 2016 if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2015 exceeds $262.5 million, 450,000 shares minus shares previously vested will vest on July 1, 2017 if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2016 exceeds $437.5 million, 600,000 shares minus shares previously vested will vest on July 1, 2018 if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2017 exceeds $612.5 million, 750,000 shares minus shares previously vested will vest on July 1, 2019 if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2018 exceeds $787.5 million, 900,000 shares minus shares previously vested will vest on July 1, 2020 if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2019 exceeds $962.5 million; and 1,050,000 shares minus shares previously vested will vest on July 1,

2021 if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2020 exceeds $1.138 billion. “Vector Group Ltd. Adjusted EBITDA” is defined in the Award Agreement to mean the Company’s Earnings Before Interest, Income Taxes, Depreciation and Amortization excluding litigation or claim judgments or settlements and non-operating items and expenses for restructuring, productivity initiatives and new business initiatives. Shares received upon vesting of the restricted stock grant will be subject to the Company's Equity Retention and Hedging Policy. See “Equity Retention Policy.”
On February 26, 2014, the Subcommittee granted options to Messrs. Lorber (262,500 shares), Lampen (65,625 shares), Kirkland (39,375 shares) and Bell (39,375 shares) to recognize past and current performance and to serve as a means of incentivizing and retaining these key employees. The options are non-qualified options with a ten-year term with cliff vesting on the fourth anniversary of grant and have an exercise price equal to the market price on May 16, 2014, which was the date the 2014 Plan was approved ($18.41). The options have dividend equivalent rights. GK Partners has reviewed the Company's dividend equivalent policy and has provided its opinion that equity grants that include dividend equivalents are a means of management compensation that are appropriate and consistent with the Company's strategy with respect to dividend policy (and the critical importance thereof). Shares received upon exercise of the February 26, 2014 option grants will be subject to the Company's Equity Retention and Hedging Policy. See “Equity Retention Policy.”
Dividend Equivalents
Under the terms of various equity awards made to the Company’s named executive officers under the Company’s stock plans, dividend equivalent payments and distributions are made to the executive officers with respect to the shares of Common Stock underlying the unexercised and unvested portion of the equity awards and the terms of equity awards are adjusted to reflect stock dividends. These payments and distributions are made at the same rate as dividends and other distributions paid on the Company’s issued and outstanding shares of Common Stock. GK Partners has reviewed the Company's dividend equivalent policy and has provided its opinion that equity grants that include dividend equivalents are a means of management compensation that are appropriate and consistent with the Company's strategy with respect to dividend policy (and the critical importance thereof). In 2014, named executive officers earned cash dividend equivalent payments on options as follows: Mr. Lorber — $3,580,937; Mr. Lampen —$628,933; Mr. Kirkland — $345,854; Mr. Bell — $303,329; and Mr. Bernstein - $0. In accordance with the disclosure rules of the SEC, these amounts have not been separately reported in the Summary Compensation Table because the value of the dividend equivalent rights was included in the initial grant date fair value of the underlying options grants which is reported in the table.
Supplemental Retirement Plan
Retirement benefits are designed to reward continuous service by providing post-employment security and are an essential component of a competitive compensation package.
The Company’s named executive officers and certain other management employees are eligible to participate in the Supplemental Retirement Plan, which was adopted by the board of directors in January 2002 to promote retention of key executives and to provide them with financial security following retirement. As described more fully and quantified in “Pension Benefits at 2014 Fiscal Year End,” the Supplemental Retirement Plan provides for the payment to a participant at his normal retirement date of a lump sum amount that is the actuarial equivalent of a single life annuity commencing on that date. The single life annuity amounts for the named executives were determined by the Company’s board of directors giving consideration to a variety of pertinent factors including (but not limited to) the executive’s level of annual compensation.
Other Benefits
The Company’s executive officers are eligible to participate in all of its employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance and Liggett Vector Brands 401(k) plan. These benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. The Company also provides vacation and other paid holidays to its executive officers, as well as certain other perquisites further described below and in the Summary Compensation Table.

Perquisites
The Company provides the perquisites or personal benefits to its named executive officers discussed below. The Company’s corporate aircraft are made available for the personal use of Mr. Lorber and other executive officers at Mr. Lorber’s discretion. The Company’s corporate aircraft policy permits personal use of corporate aircraft by executives, subject to an annual limit of $200,000 for personal use by Mr. Lorber. For purposes of determining the amounts allowable under the policy, the value of the personal usage is calculated using the applicable standard industry fare level formula established by the Internal Revenue Service (as distinguished from the aggregate incremental cost approach used for determining the value included in the Summary Compensation Table), and Mr. Lorber and any other executive officers pay income tax on such value. In addition, Mr. Lorber is entitled to a car and driver provided by the Company, a $7,500 per month allowance for lodging and related business expenses and two club memberships. See the Summary Compensation Table for details regarding the value of perquisites received by the named executive officers.
Change in Control Provisions
The employment agreement entered into between the Company and Mr. Lorber contains change in control provisions. In the event of a change in control that results in a termination of employment without cause (a “double trigger” change in control provision), Mr. Lorber will receive severance benefits. The purpose of these provisions is to avoid the distraction and loss of key management personnel that may occur in connection with rumored or actual corporate transactions and/or other fundamental corporate changes and to provide adequate protection to key management personnel in the event that their employment is terminated following a change of control. A change in control provision protects stockholder interests by enhancing employee focus during rumored or actual change in control activity through incentives to remain with the Company despite uncertainties while a transaction is under consideration or pending and assurance of severance and benefits for terminated executives. A detailed summary of these provisions is set forth under the heading “Payments Made Upon a Change in Control.”
Inter-Relationship of Elements of Compensation Packages
The various elements of the compensation packages for the Company’s executive officers are not directly inter-related. For example, if it does not appear as though the target bonus will be achieved, the number of options that will be granted is not affected. If options that are granted in one year become underwater due to a decrease in the Company’s stock price, the amount of the bonus amount or compensation to be paid the executive officer for the next year is not impacted. Similarly, if options become extremely valuable due to a rising stock price, the amount of compensation or bonus to be awarded for the next year is not affected. However, the compensation committee does evaluate the total value of executive remuneration when making decisions with respect to any particular element thereof.
Prohibition on Hedging
Under the Company's Equity Retention and Hedging Policy, adopted in January 2013, our executive officers are prohibited from hedging ownership of shares of Common Stock acquired under an incentive equity or option award granted after January 1, 2013 (the “Equity Award Shares”), including by trading in publicly traded options, puts, calls or other derivative instruments related to the Company's Common Stock.
Equity Retention Policy
Under its Equity Retention and Hedging Policy, the Company formalized its long-standing practice of significant share retention by senior management. Until normal retirement age as defined in the the Company's Supplemental Executive Retirement Plan, each executive officer is required to retain at least 25% (after taxes and exercise costs) of Equity Award Shares.

Stock Ownership Guidelines
In March 2014, the Company formalized its long-standing practice of significant share ownership by senior management by adopting Stock Ownership Guidelines. These guidelines are applicable to all named executive officers and each non-employee member of the Board. Under the guidelines, which are phased in within the later of five years after the adoption of the guidelines or the date that a covered person becomes a named executive officer of member of the Board, the following ownership requirements exist.

Title	Value of Shares Owned

Chief Executive Officer	3.0	X	Base Salary
Executive Vice Presidents	1.5	X	Base Salary
Other named executive officers	1.0	X	Base Salary
Non-employee directors	2.0	X	Annual Retainer
The valuation of shares includes all shares held beneficially or directly by any covered person or the person's family members or trusts but excludes pledged shares. Compliance is tested on the last day of each quarter.
Executive Compensation Clawback Policy
In March 2014, the Company adopted an Executive Compensation Clawback Policy, which states as a condition to receiving a bonus and incentive-based compensation from the Company, each named executive officer shall enter into an agreement with the Company providing that any performance-based compensation awarded, paid or payable by the Company or any of its subsidiaries subsequent to the date of adoption of the Policy shall be subject to recovery or “clawback” by the Company. Under the Clawback Policy, if the Company’s financial results are restated, the result of which is that any performance-based compensation would have been lower had it been calculated based on such restated results, the compensation committee shall review the performance-based compensation received by the named executive officers. If the compensation committee determines that the performance-based compensation would have been lower and that a named executive officer who received such compensation engaged in fraud, material financial or ethical misconduct or recklessness in the performance of the named executive officer's duties or intentional illegal conduct which materially contributed to the restatement, then the compensation committee may seek to recover the after-tax portion of the performance-based compensation. Under the policy, the compensation committee has the discretion to determine to seek recovery of the performance-based compensation after notice and an opportunity to be heard is provided to the named executive officer.

Tax and Accounting Implications
Deductibility of Executive Compensation
The compensation committee and Subcommittee review and consider the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally provides that no publicly-held company may deduct compensation in excess of $1,000,000 paid in any taxable year to its chief executive officer or any of its three other highest compensated officers (other than the Chief Financial Officer) at year-end unless the compensation qualifies as “performance-based.”
Determinations with respect to compensation intended to be deductible under Section 162(m) are made by the Subcommittee, which consists of Messrs. Podell and Beinstein, who qualify as “outside directors” under Section 162(m). In certain situations, the compensation committee or the Subcommittee has in the past and may in the future approve compensation that will not meet these deductibility requirements in order to ensure appropriate and competitive levels of total compensation for the Company’s executive officers. In this regard, compensation paid to Messrs. Lorber and Lampen in excess of $1,000,000 from base salary and dividend equivalent rights in 2014 was not deductible for federal income tax purposes under Section 162(m) of the Code.
Accounting for Stock-Based Compensation
The Company accounts for stock-based compensation, including stock option and restricted stock awards under the Plans, in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”).

Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussion, has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Jeffrey S. Podell, Chairman
Henry C. Beinstein
Jean E. Sharpe

SUMMARY COMPENSATION TABLE FOR YEARS 2012 — 2014
The following table summarizes the compensation of the named executive officers for the years ended December 31, 2014, 2013 and 2012. The named executive officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total compensation in the table below (not taking into account the amount in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column).

		Salary	Bonus	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Name and Principal Position	Year	($)(1)	($)	($)		($)		($)(4)	($)(5)	($)		($)
Howard M. Lorber	2014	$3,100,398	$0	$20,780,000	(2)	$819,154	(2)	$3,584,835	$988,540	$363,712	(6)	$29,636,639
President and Chief	2013	$3,055,482	$0	$0		$1,358,307	(2)	$3,532,901	$1,142,443	$355,675		$9,444,808
Executive Officer	2012	$2,992,344	$0	$288,456	(3)	$0		$3,459,898	$2,764,549	$336,402		$9,841,649
Richard J. Lampen	2014	$900,000	$0	$0		$357,950	(2)	$520,313	$130,243	$7,800	(7)	$1,916,306
Executive Vice	2013	$900,000	$0	$0		$597,821	(2)	$520,313	$323,844	$7,650		$2,349,628
President	2012	$900,000	$0	$0		$0		$520,313	$326,207	$7,500		$1,754,020
J. Bryant Kirkland III	2014	$425,000	$0	$0		$274,611	(2)	$122,852	$110,975	$7,800	(7)	$941,238
Vice President, Chief	2013	$425,000	$0	$0		$434,956		$122,852	$86,931	$7,650		$1,077,389
Financial Officer and Treasurer	2012	$425,000	$0	$0		$0		$122,852	$77,214	$7,500		$632,566
Marc N. Bell	2014	$425,000	$0	$0		$274,611	(2)	$122,852	$150,317	$7,800	(7)	$980,580
Vice President,	2013	$425,000	$0	$0		$289,970	(2)	$122,852	$126,694	$7,650		$972,166
General Counsel and Secretary	2012	$425,000	$0	$0		$0		$122,852	$118,636	$7,500		$673,988
Ronald J. Bernstein	2014	$1,000,000	$0	$0		$0		$500,000	$234,733	$7,800	(7)	$1,742,533
President and Chief	2013	$908,719	$0	$458,425	(2)	$0		$855,514	$482,574	$7,650		$2,712,882
Executive Officer of Liggett Vector Brands and Liggett	2012	$892,241	$0	$0		$0		$809,307	$511,226	$7,500		$2,220,274
___________________________

(1)	Reflects actual base salary amounts paid for 2014, 2013 and 2012.

(2)
Represents the aggregate grant date fair value of stock or stock options granted under the 2014 Plan and 1999 Plan, respectively, during the years ended December 31, 2014 and December 31, 2013 as determined in accordance with FASB ASC Topic 718, rather than an amount paid to or realized by the named executive officer. Assumptions used in the calculation of such amount are included in note 13 to the Company’s audited financial statements for the year ended December 31, 2014 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2015. The FASB ASC Topic 718 amounts from these grants may never be realized by the named executive officer.

(3)
Reflects amount related to the modified requisite service period as a result of the acceleration of vesting of 268,017 shares of restricted stock in December 2012. The shares were originally granted in 2009 and were scheduled to vest in equal installments in September 2013 and September 2014. See note 11 to the Company’s audited financial statements for the year ended December 31, 2012 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013.

(4)
These amounts reflect performance-based cash awards under the Bonus Plan paid during 2015, 2014 and 2013 in respect of service performed in 2014, 2013 and 2012, respectively. This plan is discussed in further detail under the heading “Annual Incentive Bonus Awards.”

(5)
Amounts reported for 2014 represent the increase in the actuarial present value of benefits associated with the Company’s pension plans while amounts reported for 2013 and 2012 reflect the change in the pension value (and nonqualified deferred compensation earnings were equal to the pension expense). Assumptions for 2014 amounts are further described in “Pension Benefits at 2014 Fiscal Year End.” The amounts reflect the increase in actuarial present value for the named executive officer’s benefits under the Supplemental Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. No amount is payable from this plan before a participant attains age 60 during active service except in the case of death, disability or termination without cause. For Mr. Bernstein, the reported amount also includes $6,158 in 2014 in connection with Liggett Group Inc. Retirement Plan for Salaried Non-Bargaining Unit Employees. There can be no assurance that the amounts shown will ever be realized by the named executive officers.

(6)
Represents perquisites consisting of $265,912 for personal use of corporate aircraft in 2014 and a $90,000 allowance paid for lodging and related business expenses in 2014. Also includes $7,800 for 401(k) Plan matching contributions in 2014.

For purposes of determining the value of corporate aircraft use, the personal use is calculated based on the aggregate incremental cost to the Company. For flights on corporate aircraft, aggregate incremental cost for purposes of this table is calculated based on a cost-per-flight-mile charge developed from internal Company data. The charge reflects the direct operating cost of the aircraft, including fuel, additives and lubricants, airport fees and catering. In addition, the charge also reflects an allocable allowance for maintenance and engine restorations.

(7)	Represents 401(k) plan matching contributions.
Employment Agreements and Severance Arrangements
Compensation arrangements, as reflected in the employment agreements with the Company’s executive officers, are usually negotiated on an individual basis between the Chief Executive Officer and each of the other executives. While the compensation committee has delegated to the Chief Executive Officer the responsibility of negotiating these employment agreements and his input is given significant consideration by the compensation committee, the compensation committee and the board have final authority over all compensation matters.
On January 27, 2006, the Company and Howard M. Lorber entered into an amended and restated employment agreement (the “Amended Lorber Agreement”), which replaced his prior employment agreements with the Company and with New Valley Corporation. The Amended Lorber Agreement had an initial term of three years effective as of January 1, 2006, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within 60 days before this date. Mr. Lorber’s salary is subject to an annual cost of living adjustment. As of January 1, 2015, Mr. Lorber’s annual base salary was $3,110,009. In addition, the Company’s board must periodically review his base salary and may increase but not decrease it from time to time in its sole discretion. Mr. Lorber is eligible on an annual basis to receive a target bonus of 100% of his base salary under the Company’s Bonus Plan. During the period of his employment, Mr. Lorber is entitled to various benefits, including a Company-provided car and driver, a $7,500 per month allowance for lodging and related business expenses, two club memberships and dues, and use of corporate aircraft in accordance with the Company’s Corporate Aircraft Policy. Following termination of his employment by the Company without cause (as defined in the Amended Lorber Agreement), termination of his employment by him for certain reasons specified in the Amended Lorber Agreement or upon death or disability, he (or his beneficiary in the case of death) would continue to receive for a period of 36 months following the termination date his base salary and the bonus amount earned by him for the prior year (with such bonus amount limited to 100% of base salary). In addition, all of Mr. Lorber’s outstanding equity awards would be vested and any stock options granted after January 27, 2006 would continue to be exercisable for no less than two years or the remainder of the original term if shorter. Following termination of his employment for any of the reasons described above (other than death or disability) within two years of a change in control (as defined in the Amended Lorber Agreement), he would receive a lump sum payment equal to 2.99 times the sum of his then current base salary and the bonus amount earned by him for the prior year (with such bonus amount limited to 100% of base salary). In addition, Mr. Lorber will be indemnified in the event that excise taxes are imposed on change-of-control payments under Section 4999 of the Code.
On January 27, 2006, the Company entered into employment agreements (the “Other Executive Agreements”) with Richard J. Lampen, the Company’s Executive Vice President, J. Bryant Kirkland III, the Company’s Vice President and, effective April 1, 2006, Chief Financial Officer, and Marc N. Bell, the Company’s Vice President, General Counsel and Secretary. The Other Executive Agreements replaced prior employment agreements with the Company or New Valley. The Other Executive Agreements had an initial term of two years effective as of January 1, 2006, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within 60 days before this date. As of January 1, 2015, the annual base salaries provided for in these Other Executive Agreements were $900,000 for Mr. Lampen, $425,000 for Mr. Kirkland and $425,000 for Mr. Bell. In addition, the board must periodically review these base salaries and may increase but not decrease them from time to time in its sole discretion. These executives are eligible to receive a target bonus of 50% for Mr. Lampen, and 25% for Messrs. Kirkland and Bell, of their base salaries under the Company’s non-equity incentive bonus plan. Following termination of their employment by the Company without cause (as defined in the Other Executive Agreements), termination of their employment by the executives for certain reasons specified in the Other Executive Agreements or upon death or disability, they (or their beneficiaries in the case of death) would continue to receive for a period of 24 months following the termination date their base salary and the bonus amount earned by them for the prior year (with such bonus amount limited to 50% of base salary for Mr. Lampen and 25% of base salary for Messrs. Kirkland and Bell).
On November 11, 2005, Liggett, a wholly-owned subsidiary of the Company, and Ronald J. Bernstein entered into an employment agreement (the “Bernstein Employment Agreement”), pursuant to which Mr. Bernstein serves as President and Chief Executive Officer of Liggett and affiliated companies. The Bernstein Employment Agreement had an initial term expiring December 31, 2008, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within six months before this date. On October 29, 2013, the Bernstein Employment Agreement was amended to increase Mr. Bernstein’s base salary, effective January 1, 2014, to $1,000,000 per annum and terminate a provision in Mr. Bernstein’s contract which granted him an automatic annual increase in base salary based on a cost of living adjustment.

Under the terms of the Bernstein Employment Agreement, Mr. Bernstein is eligible on an annual basis to receive a target bonus of up to 100% of his base salary under the Company’s non-equity incentive bonus plan if Liggett meets certain pre-established operating goals. Following termination of his employment without cause, he would continue to receive his base salary for a period of 24 months. As of January 1, 2015, Mr. Bernstein’s annual base salary was $1,000,000.

Restricted Stock and Option Awards
GRANTS OF PLAN-BASED AWARDS IN 2014
The table below provides information with respect to incentive compensation granted to each of the named executive officers during the year ended December 31, 2014.

								All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Shares of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	(#)	(#) (4)	(#)

Howard M. Lorber	5/16/2014	$—	$3,100,398	$3,875,498	—	—	—	—	—	$—	$—
	5/16/2014	$—	$—	$—	—	—	—	—	262,500	$18.71	$819,154
	7/23/2014	$—	$—	$—	—	1,050,000	—	—	—	$—	$20,780,000
Richard J. Lampen	5/16/2014	$—	$450,000	$562,500	—	—	—	—	—	$—	$—
	5/16/2014	$—	$—	$—	—	—	—	—	65,625	$18.71	$357,950
J. Bryant Kirkland III	5/16/2014	$—	$106,250	$132,813	—	—	—	—	—	$—	$—
	5/16/2014	$—	$—	$—	—	—	—	—	39,375	$18.71	$274,611
Marc N. Bell	5/16/2014	$—	$106,250	$132,813	—	—	—	—	—	$—	$—
	5/16/2014	$—	$—	$—	—	—	—	—	39,375	$18.71	$274,611
Ronald J. Bernstein	5/16/2014	$—	$1,000,000	$1,000,000	—	—	—	—	—	$—	$—
___________________________

(1)
Represents the awards made under the Bonus Plan on May 16, 2014. Target levels are equal to 100% of base salary for Messrs. Lorber and Bernstein, 50% of base salary for Mr. Lampen and 25% of base salary for Messrs. Kirkland and Bell. The maximum amount is 125% of the target amount for Messrs. Lorber, Lampen, Kirkland and Bell and 100% of the target amount for Mr. Bernstein. There is no minimum or threshold amount. The Subcommittee approved the performance criteria for determining the award opportunities for each named executive officer under the Bonus Plan. The actual bonus amounts earned for 2014 have been determined and paid in 2015 and are reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)
Represents a grant of restricted stock to Mr. Lorber that will be earned only if both a performance requirement (Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2020) and a continued employment requirement are met. There is no minimum or threshold amount, and the award cannot be earned above the target number of shares.

(3)	Represents the closing market price of the Company's Common Stock on the date of stockholder approval under which the options were granted.

(4)
Represents the aggregate grant date fair value of stock or stock options granted under the 2014 Plan for the year ended December 31, 2014 as determined in accordance with FASB ASC Topic 718, rather than an amount paid to or realized by the named executive officer. Assumptions used in the calculation of such amount are included in note 13 to the Company’s audited financial statements for the year ended December 31, 2014 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2015. The FASB ASC Topic 718 amounts from these grants may never be realized by the named executive officer.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014
The table below provides information with respect to the outstanding equity awards of the named executive officers as of December 31, 2014.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not		Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		Vested ($)	Vested (#)	Vested ($)
Howard M. Lorber	1,021,025	—		—	$11.05	12/3/2019	—		—	—	—
	—	486,203	(1)	—	$14.20	1/14/2021	—		—	—	—
	—	551,250	(2)	—	$14.63	2/26/2023	—		—	—	—
		262,500	(3)		$18.71	5/16/2024	1,050,000	(4)	$22,375,500	—
Richard J. Lampen	204,205	—		—	$11.05	12/3/2019	—		—	—	—
	—	137,812	(2)	—	$14.63	2/26/2023	—		—	—	—
		65,625	(3)		$18.71	5/16/2024
J. Bryant Kirkland III	102,102	—		—	$11.05	12/3/2019	—		—	—	—
	—	82,687	(2)	—	$14.63	2/26/2023	—		—	—	—
		39,375	(3)		$18.71	5/16/2024
Marc N. Bell	102,102	—		—	$11.05	12/3/2019	—		—	—	—
	—	55,125	(2)	—	$14.63	2/26/2023	—		—	—	—
		39,375	(3)		$18.71	5/16/2024
Ronald J. Bernstein	66,595	—		—	$11.44	8/16/2016	28,875	(5)	$615,326	—	—
___________________________

(1)	This option grant vested on January 14, 2015.

(2)	These option grants vest on February 26, 2017.

(3)	These option grants vest on February 26, 2018.

(4)
This restricted stock award will vest using the following schedule: 150,000 shares will vest on August 15, 2015 if the Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to June 30, 2015 exceeds $175 million, 300,000 shares minus shares previously vested will vest on July 1, 2016 if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2015 exceeds $262.5 million, 450,000 shares minus shares previously vested will vest on July 1, 2017 if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2016 exceeds $437.5 million, 600,000 shares minus shares previously vested will vest on July 1, 2018 if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2017 exceeds $612.5 million, 750,000 shares minus shares previously vested will vest on July 1, 2019 if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2018 exceeds $787.5 million, 900,000 shares minus shares previously vested will vest on July 1, 2020 if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2019 exceeds $962.5 million; and 1,050,000 shares minus shares previously vested will vest on July 1, 2021 if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2020 exceeds $1.138 billion. “Vector Group Ltd. Adjusted EBITDA” is defined in the Award Agreement to mean the Company’s Earnings Before Interest, Income Taxes, Depreciation and Amortization excluding litigation or claim judgments or settlements and non-operating items and expenses for restructuring, productivity initiatives and new business initiatives.

(5)
This restricted stock award will vest upon the earlier of March 15, 2019, if Liggett's adjusted EBIT for the five years ended December 31, 2018, is more than $1.15 billion, or October 31, 2020 if the performance target is not achieved.

OPTION EXERCISES AND STOCK VESTED IN YEAR ENDED DECEMBER 31, 2014
The table below provides information with respect to options that were exercised or stock awards that vested during 2014, as well as, the value realized on the exercise or vesting date.

	Option Awards		Stock Awards
	Number of Shares Acquired on	Value Realized on Exercise	Number of Shares Acquired	Value Realized on Vesting
Name	Exercise (#)	($)	on Vesting	($)
Howard M. Lorber	—	$—	—	$—
Richard J. Lampen	—	$—	—	$—
J. Bryant Kirkland III	—	$—	—	$—
Marc N. Bell	—	$—	—	$—
Ronald J. Bernstein	236,150	$2,026,259	—	$—

Retirement Benefits
PENSION BENEFITS AT 2014 FISCAL YEAR END
The table below quantifies the benefits expected to be paid from the Company’s Supplemental Retirement Plan and, in the case of Mr. Bernstein, also from Liggett’s Qualified Plan. The terms of the plans are described below the table.

		Number of Years of Credited	Present Value of Accumulated	Payments During
Name	Plan Name	Service (#)(1)	Benefit ($)(2),(3)	Last Fiscal Year ($)
Howard M. Lorber	Supplemental	13	$27,323,936	$0
	Retirement Plan
Richard J. Lampen	Supplemental	11	$3,381,348	$0
	Retirement Plan
J. Bryant Kirkland III	Supplemental	11	$788,914	$0
	Retirement Plan
Marc N. Bell	Supplemental	11	$1,154,829	$0
	Retirement Plan
Ronald J. Bernstein	Supplemental	13	$5,934,265	$0
	Retirement Plan
	Qualified Plan	2	$54,817	$0
___________________________

(1)
Equals number of years of credited service as of December 31, 2014. Credited service under the Supplemental Retirement Plan is based on a named executive officer’s period of full time continuous covered employment after commencing participation in the Supplemental Retirement Plan. Credited service under the Qualified Plan is based on service prior to January 1, 1994 when the Qualified Plan was frozen.

(2)
Represents actuarial present value in accordance with the same assumptions outlined in note 11 to the Company’s audited financial statements for the year ended December 31, 2014 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2015.

(3)	Includes amounts which the named executive officer is not currently entitled to receive because such amounts are not vested.
Supplemental Retirement Plan
The Supplemental Retirement Plan provides for the payment to a participant at his normal retirement date of a lump sum amount that is the actuarial equivalent of a single life annuity commencing on that date. The “normal retirement date” under the Supplemental Retirement Plan is defined as the January 1st following attainment by a participant of the later of age 60 or the completion of eight years of employment following January 1, 2002 (in the case of Messrs. Lorber and Bernstein) or January 1, 2004 (in the case of Messrs. Lampen, Kirkland and Bell).
The following table sets forth for each named executive officer his hypothetical single life annuity, his normal retirement date and his projected lump sum payment at his normal retirement date.

	Hypothetical	Normal	Lump-Sum
Name	Single Life Annuity	Retirement Date	Equivalent
Howard M. Lorber	$1,051,875	January 1, 2010	$10,855,666
	$735,682	January 1, 2013	$7,121,988
Richard J. Lampen	$250,000	January 1, 2014	$2,625,275
J. Bryant Kirkland III	$202,500	January 1, 2026	$2,126,473
Marc N. Bell	$200,000	January 1, 2021	$2,100,220
Ronald J. Bernstein	$438,750	January 1, 2014	$4,607,358

No benefits are payable under the Supplemental Retirement Plan if a named executive officer resigns without good reason before attaining his normal retirement date. In the case of a participant who becomes disabled prior to his normal retirement date or whose service is terminated without cause, the participant’s benefit consists of a pro-rata portion of the full projected retirement benefit to which he would have been entitled had he remained employed through his normal retirement date, as actuarially discounted back to the date of payment. The beneficiary of a participant who dies while working for the Company or a subsidiary (and before becoming disabled or attaining his normal retirement date) will be paid an actuarially discounted equivalent of his projected retirement benefit; conversely, a participant who retires beyond his normal retirement date will receive an actuarially increased lump sum payment to reflect the delay in payment using a post-retirement interest rate of 7.5%. The lump sum amount under the Supplemental Retirement Plan is paid six months following the named executive officer’s retirement on or after his normal retirement date or termination of employment without cause, along with interest at the prime lending rate as published in the Wall Street Journal on the lump sum amount for this six-month period.
In April 2008, after consulting with GK Partners, the compensation committee of the board approved an amendment to the Supplemental Retirement Plan to provide Mr. Lorber with an additional benefit under the Supplemental Retirement Plan equal to a $735,682 lifetime annuity to provide an incentive for Mr. Lorber to remain with the Company past his then current retirement date under the Supplemental Retirement Plan, which was January 1, 2010. As a result of the additional benefit granted to him, Mr. Lorber was eligible to receive a total lump sum retirement benefit of $20,607,948 if he retired in 2013, an increase of $7,121,988 over the benefit he would have been entitled to receive under the Supplemental Retirement Plan prior to the amendment. As Messrs. Lorber, Lampen and Bernstein did not retire on their Normal Retirement Dates, their additional benefits are being increased by 7.5% per annum for each year they continue to be an employee of the Company after their Normal Retirement Dates listed in the table above.
In January 2006, the Company amended and restated the Supplemental Retirement Plan. The amendments to the Supplemental Retirement Plan were intended, among other things, to cause the plan to meet the applicable requirements of the “deferred compensation” provisions of Section 409A of the Code. The Supplemental Retirement Plan is intended to be unfunded for tax purposes, and payments under the Supplemental Retirement Plan will be made out of the Company’s general assets.
Qualified Plan
Liggett’s salaried employees are entitled to benefits payable under its Qualified Plan based on a formula that yields an annual amount payable over the participant’s life beginning at age 65. Liggett discontinued providing additional benefits under the Qualified Plan for service on and after January 1, 1994. As of December 31, 2014, none of the named executive officers was eligible to receive any benefits under the Qualified Plan, except for Mr. Bernstein who is entitled to a monthly benefit of $372 beginning at age 65.
Potential Termination and Change in Control Payments
The compensation payable to named executive officers upon voluntary termination, involuntary termination without cause, termination for cause, termination following a change in control and in the event of disability or death of the executive is described below.
Payments Made Upon Termination
Regardless of the manner in which a named executive officer’s employment terminates, unless terminated for cause, he or she may be entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	unpaid base salary through the date of termination;

•	any accrued and unused vacation pay;

•	any unpaid award under the Plans or bonus under the Bonus Plan with respect to a completed performance period;

•	all accrued and vested benefits under the Company’s compensation and benefit programs, including the pension plan and the Supplemental Retirement Plan; and

•	with respect solely to Mr. Lorber, payment by the Company of a tax gross-up for any excise taxes and related income taxes on gross-ups for benefits received upon termination of employment.

Payments Made Upon Involuntary Termination of Employment Without Cause or for Good Reason, Death or Disability
In the event of the termination of a named executive officer by the Company without cause or by the named executive officer for good reason, or upon the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination,” the named executive officer or his designated beneficiary upon his death will receive the following benefits:

•
with respect to the named executive officers, payments for a specified period of either 36 months for Mr. Lorber, or 24 months for the other named executive officers (the “Severance Period”) equal to 100% of the executive’s then-current base salary and (except for Mr. Bernstein) the most recent bonus paid to the executive (up to the amount of the executive’s target bonus under his employment agreement);

•
with respect to the named executive officers, continued participation, at the Company’s expense, during the Severance Period in all employee welfare and health benefit plans, including life insurance, health, medical, dental and disability plans which cover the executive and the executive’s eligible dependents (or, if such plans do not permit the executive and his eligible dependents to participate after his termination, the Company is required to pay an amount each quarter (not to exceed $35,000 per year in the case of Messrs. Lampen, Kirkland and Bell) to keep them in the same economic position on an after-tax basis as if they had continued in such plans);

•
with respect solely to Mr. Bernstein, a pro rata amount of any award under the Bonus Plan for which the performance period has not been completed based upon 100% of the target bonus amount for such period to the extent that Mr. Bernstein is terminated on or after July 1 of the applicable year and bonuses are otherwise paid to the management of Liggett for that year; and

•	acceleration of the vesting of his restricted shares upon death or disability.
Payments Made Upon a Change in Control
Howard M. Lorber
Mr. Lorber’s employment agreement has a “double-trigger” change in control provision: if his employment is terminated without cause or by the executive for good reason within two years of a change in control, Mr. Lorber would be entitled to receive the following severance benefits:

•
a lump-sum cash payment equal to 2.99 times the sum of his base salary plus the last annual bonus earned by him up to 100% of base salary (including any deferred amount) for the performance period immediately preceding the date of termination;

•
participation by Mr. Lorber and his eligible dependents in all welfare benefit plans in which they were participating on the date of termination until the earlier of (x) the end of the employment period under his employment agreement and (y) the date that he receives equivalent coverage and benefit under the plans and programs of a subsequent employer;

•
continued participation at the Company’s expense for 36 months in life, disability, accident, health and medical insurance benefits substantially similar to those received by Mr. Lorber and his eligible dependents prior to such termination, subject to reduction if comparable benefits are actually received from a subsequent employer;

•	full vesting of his outstanding equity awards; and

•	termination of certain restrictive covenants in his employment agreement, including covenants not to compete and non-solicitation covenants.
Richard J. Lampen, J. Bryant Kirkland III, Marc N. Bell and Ronald J. Bernstein
While their respective employment agreements do not contain any change of control provisions, in the event of the termination of Messrs. Lampen, Kirkland, Bell and Bernstein by the Company without cause or by the named executive officer for good reason upon a change of control, such named executive officers would receive pursuant to their employment agreements the same severance benefits described in the section titled “Payments Made Upon Termination” and “Payments Made Upon Involuntary Termination of Employment Without Cause or for Good Reason, Death or Disability,” above.

Definition of Change in Control
Pursuant to the employment agreement between the Company and Mr. Lorber, a “change in control” is deemed to occur if:

•	a person unaffiliated with the Company acquires more than 40 percent control over its voting securities;

•
the individuals who, as of January 1, 2006, are members of the Company’s board of directors (the “Incumbent Board”), cease to constitute at least two-thirds of the Incumbent Board; however, a newly-elected board member that was elected or nominated by two-thirds of the Incumbent Board shall be considered a member of the Incumbent Board;

•
the Company’s stockholders approve a merger, consolidation or reorganization with an unrelated entity, unless the Company’s stockholders would own at least 51 percent of the voting power of the surviving entity; the individuals who were members of the Incumbent Board constitute at least a majority of the members of the board of directors of the surviving entity; and no person (other than one of the Company’s affiliates) has beneficial ownership of 40 percent or more of the combined voting power of the surviving entity’s then outstanding voting securities;

•	the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company; or

•	the Company’s stockholders approve the sale or disposition of all or substantially all of the Company’s assets.
Definition of Termination for Cause
Under each of the employment agreements with Messrs. Lorber, Lampen, Kirkland and Bell, termination by the Company for “cause” is defined as:

•	the executive being convicted of or entering a plea of nolo contendere with respect to a criminal offense constituting a felony;

•
the executive committing in the performance of his duties under his employment agreement one or more acts or omissions constituting fraud, dishonesty or willful injury to the Company which results in a material adverse effect on the business, financial condition or results of operations of the Company;

•
the executive committing one or more acts constituting gross neglect or willful misconduct which results in a material adverse effect on the business, financial condition or results of operations of the Company;

•
the executive exposing the Company to criminal liability substantially and knowingly caused by the executive which results in a material adverse effect on the business, financial condition or results of operations of the Company; or

•
the executive failing to substantially perform his duties under his employment agreement (excluding any failure to meet any performance targets or to raise capital or any failure as a result of an approved absence or any mental or physical impairment that could reasonably be expected to result in a disability), after written warning from the board specifying in reasonable detail the breach(es) complained of.

Under the employment agreement between Liggett and Mr. Bernstein, “cause” is defined as:

•
a material breach by Mr. Bernstein of his duties and obligations under his employment agreement which breach is not remedied to the satisfaction of the board of directors of Liggett (“Liggett Board”), within 30 days after receipt by Mr. Bernstein of written notice of such breach from the Liggett Board;

•	Mr. Bernstein’s conviction or indictment for a felony;

•
an act or acts of personal dishonesty by Mr. Bernstein intended to result in personal enrichment of Mr. Bernstein at the expense of the Company or any of its affiliates or any other material breach or violation of Mr. Bernstein’s fiduciary duty owed to the Company or any of its affiliates;

•	material violation of any Company or Liggett policy or the Company’s Code of Business Conduct and Ethics; or

•
any grossly negligent act or omission or any willful and deliberate misconduct by Mr. Bernstein that results, or is likely to result, in material economic, or other harm, to the Company or any of its affiliates (other than any act or omission by Mr. Bernstein if it was taken or omitted to be done by Mr. Bernstein in good faith and with a reasonable belief that such action or omission was in the best interests of the Company).

Definition of Termination for Good Reason
Under each of the employment agreements with Messrs. Lorber, Lampen, Kirkland and Bell, termination by the executive for “good reason” is defined as:

•
a material diminution of the executive’s duties and responsibilities provided in his employment agreement, including, without limitation, the failure to elect or re-elect the executive to his position (including with respect solely to Mr. Lorber, his position as a member of the board) or the removal of the executive from any such position;

•	a reduction of the executive’s base salary or target bonus opportunity as a percentage of base salary or any other material breach of any material provision of his employment agreement by the Company;

•	relocation of the executive’s office from the Miami (or with respect solely to Mr. Lorber, Miami or New York City) metropolitan areas;

•
the change in the executive’s reporting relationship from direct reporting to the board, in the case of Mr. Lorber, to the Chairman and the Chief Executive Officer, in the case of Mr. Lampen, or to the Chairman, Chief Executive Officer or the Executive Vice President, in the case of Messrs. Kirkland and Bell; or

•
the failure of a successor to all or substantially all of the Company’s business or assets to promptly assume and continue his employment agreement obligations whether contractually or as a matter of law, within 15 days of such transaction.

Under the employment agreement with Mr. Bernstein, “good reason” exists if, without the prior written consent of Mr. Bernstein:

•	the Liggett Board removes Mr. Bernstein as President and Chief Executive Officer of Liggett, other than in connection with the termination of his employment;

•	Mr. Bernstein is not appointed as a member of the Liggett Board;

•	the Liggett Board reduces Mr. Bernstein’s rate of salary or bonus opportunity or materially reduces Mr. Bernstein’s welfare, perquisites or other benefits described in his employment agreement;

•	Mr. Bernstein’s duties and responsibilities at Liggett are significantly diminished or there are assigned to him duties and responsibilities materially inconsistent with his position;

•	Liggett fails to obtain a written agreement reasonably satisfactory to Mr. Bernstein from any successor of the Company to assume and perform his employment agreement; or

•	there occurs a change of control and Mr. Bernstein is required to relocate more than 50 miles from Mr. Bernstein’s current work location.
Assumptions Regarding Post-Termination Payment Tables
The following tables were prepared as though each named executive officer’s employment was terminated on December 31, 2014 (the last business day of 2014) using the closing price of the Company’s Common Stock as of that day ($21.31). The amounts under the columns which reflect a Change in Control assume that a change in control occurred on December 31, 2014. However, the executives’ employment was not terminated on December 31, 2014 and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.
Tax Gross-Up Assumptions

•
Mr. Lorber was assumed to be subject to the maximum federal and state income and other payroll taxes, including excise taxes, aggregating to a net combined effective tax of approximately 62%, when calculating whether he would have been entitled to an excise tax gross-up.

•	Calculations for any tax gross-up are based on Mr. Lorber’s taxable wages (Form W-2, Box 1) for the years 2009 through 2013.

•	No other named executive officer is entitled to an excise tax gross-up under the terms of his employment agreement.
Equity-Based Assumptions

•
Stock options held by Messrs. Lorber, Lampen, Kirkland and Bell and restricted stock held by Mr. Bernstein would have vested on December 31, 2014 with respect to a change in control or termination by him on death or disability.

•	No other named executive officer held unvested options at that date.

•	Stock options that become vested due to a change in control are valued based on their “spread” (i.e., the difference between the stock’s fair market value and the exercise price).

•
It is possible that IRS rules would require these items to be valued using a valuation method such as the Black-Scholes model if they continued after a change in control. Using a Black-Scholes value in lieu of the “spread” would cause higher value for excise taxes and the related tax gross-up payment.

Incentive Plan Assumptions

•	All amounts under the Bonus Plan were deemed to have been earned for 2014 in full based on actual performance and are not treated as subject to the excise tax upon a change in control.
Retirement Benefit Assumptions

•	All benefits were assumed to be payable in a single lump sum at the participant’s assumed retirement date.

Howard M. Lorber

	Termination by Company without Cause or by Named Executive Officer with Good Reason		Disability		Death		Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance	$18,467,640	(1)	$18,467,640	(1)	$18,467,640	(1)	—	$18,406,081	(2)
Acceleration of Long Term Incentive Grants at Target	—		—		—		—	—
Value of Accelerated Unvested Equity (3)	—		$30,197,253		$30,197,253		—	$30,197,253
Benefits Continuation (4)	$133,632		$133,632		$37,300		—	$133,632
Value of Supplemental Retirement Plan (5)	$23,743,936		$23,743,936		$23,743,936		$23,743,936	$23,743,936
Excise Tax and Gross-Up	—		—		—		—	—
___________________________

(1)	Reflects the value of the sum of Mr. Lorber’s 2014 base salary ($3,100,398) and last paid bonus limited to 100% of base salary ($3,055,482) paid over a period of 36 months after termination.

(2)
Reflects the value of the sum of Mr. Lorber’s 2014 base salary ($3,100,398) and last paid bonus limited to 100% of base salary ($3,055,482) for a period of 2.99 years paid in a lump-sum payment commencing after termination.

(3)
Reflects the value of any unvested stock options or restricted stock and related dividends that would have vested upon the event using the closing price of the Company’s Common Stock on December 31, 2014 ($21.31). See “Outstanding Equity Awards at December 31, 2014.”

(4)	Reflects the value of premium payments for life insurance, medical, dental and disability plans for 36 months at the Company’s cost, based on 2014 premiums.

(5)	This amount includes amounts that the named executive officer accrued under the Supplemental Retirement Plan as of December 31, 2014, which are disclosed in “Pension Benefits at 2014 Fiscal Year End.”

Richard J. Lampen

	Termination by Company without Cause or by Named Executive Officer with Good Reason	Disability	Death	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance (1)	$2,700,000	$2,700,000	$2,700,000	—	$2,700,000
Acceleration of Long Term Incentive Grants at Target	—	—	—	—	—
Value of Accelerated Unvested Equity (2)	—	$1,091,209	$1,091,209	—	$1,091,209
Benefits Continuation (3)	$93,845	$93,845	$47,940	—	$93,845
Value of Supplemental Retirement Plan (4)	$2,816,268	$2,816,268	$2,816,268	$2,816,268	$2,816,268
Excise Tax and Gross-Up	—	—	—	—	—
___________________________

(1)	Reflects the value of the sum of Mr. Lampen’s 2014 base salary ($900,000) and last paid bonus limited to 50% of base salary ($450,000) paid over a period of 24 months commencing after termination.

(2)
Reflects the value of any unvested stock options or restricted stock and related dividends that would have vested upon the event using the closing price of the Company’s Common Stock on December 31, 2014 ($21.31). See “Outstanding Equity Awards at December 31, 2014.”

(3)	Reflects the value of premium payments for life insurance, medical, dental and disability plans for 24 months at the Company’s cost, based on 2014 premiums.

(4)	This amount includes amounts that the named executive officer accrued under the Supplemental Retirement Plan as of December 31, 2014, which are disclosed in “Pension Benefits at 2014 Fiscal Year End.”
J. Bryant Kirkland III

	Termination by Company without Cause or by Named Executive Officer with Good Reason	Disability	Death	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance (1)	$1,062,500	$1,062,500	$1,062,500	—	$1,062,500
Acceleration of Long Term Incentive Grants at Target	—	—	—	—	—
Value of Accelerated Unvested Equity (2)	—	$654,724	$654,724	—	$654,724
Benefits Continuation (3)	$30,266	$30,266	$—	—	$30,266
Value of Supplemental Retirement Plan (4)	$475,491	$475,491	$950,982	—	$475,491
Excise Tax and Gross-Up	—	—	—	—	—
___________________________

(1)	Reflects the value of the sum of Mr. Kirkland’s 2014 base salary ($425,000) and last paid bonus limited to 25% of base salary ($106,250) paid over a period of 24 months commencing after termination.

(2)
Reflects the value of any unvested stock options or restricted stock and related dividends that would have vested upon the event using the closing price of the Company’s Common Stock on December 31, 2014 ($21.31). See “Outstanding Equity Awards at December 31, 2014.”

(3)	Reflects the value of premium payments for life insurance, medical, dental and disability plans for 24 months at the Company’s cost, based on 2014 premiums.

(4)	This amount includes amounts that the named executive officer accrued under the Supplemental Retirement Plan as of December 31, 2014, which are disclosed in “Pension Benefits at 2014 Fiscal Year End.”

Marc N. Bell

	Termination by Company without Cause or by Named Executive Officer with Good Reason	Disability	Death	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance (1)	$1,062,500	$1,062,500	$1,062,500	—	$1,062,500
Acceleration of Long Term Incentive Grants at Target	—	—	—	—	—
Value of Accelerated Unvested Equity (2)	—	$470,610	$470,610	—	$470,610
Benefits Continuation (3)	$78,089	$78,089	$70,085	—	$78,089
Value of Supplemental Retirement Plan (4)	$879,936	$879,936	$1,359,901	—	$879,936
Excise Tax and Gross-Up	—	—	—	—	—
___________________________

(1)	Reflects the value of the sum of Mr. Bell’s 2014 base salary ($425,000) and last paid bonus limited to 25% of base salary ($106,250) paid over a period of 24 months commencing after termination.

(2)
Reflects the value of any unvested stock options or restricted stock and related dividends that would have vested upon the event using the closing price of the Company’s Common Stock on December 31, 2014 ($21.31). See “Outstanding Equity Awards at December 31, 2014.”

(3)	Reflects the value of premium payments for life insurance, medical, dental and disability plans for 24 months at the Company’s cost, based on 2014 premiums.

(4)	This amount includes amounts that the named executive officer accrued under the Supplemental Retirement Plan as of December 31, 2014, which are disclosed in “Pension Benefits at 2014 Fiscal Year End.”

Ronald J. Bernstein

	Termination by Company without Cause or by Named Executive Officer with Good Reason	Disability	Death	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance (1)	$2,000,000	$2,000,000	$1,000,000	—	$2,000,000
Acceleration of Long Term Incentive Grants at Target	—	—	—	—	—
Value of Accelerated Unvested Equity (2)	—	$615,326	$615,326	—	$615,326
Benefits Continuation (3)	$98,075	$98,075	$12,149	—	$98,075
Value of Retirement Benefits (4)	$4,893,254	$4,893,254	$4,893,254	$4,893,254	$4,893,254
Excise Tax and Gross-Up	—	—	—	—	—
___________________________

(1)	Reflects the value of the sum of Mr. Bernstein’s 2014 base salary ($1,000,000) paid over a period of 24 months commencing after termination.

(2)
Reflects the value of any unvested stock options or restricted stock and related dividends that would have vested upon the event using the closing price of the Company’s Common Stock on December 31, 2014 ($21.31). See “Outstanding Equity Awards at December 31, 2014.”

(3)	Reflects the value of premium payments for life insurance, medical, dental and disability plans for 24 months at the Company’s cost, based on 2014 premiums.

(4)
This amount includes amounts that the named executive officer accrued under the Supplement Retirement Plan as of December 31, 2014, which are disclosed in “Pension Benefits at 2014 Fiscal Year End.” The amount does not include the value of Mr. Bernstein’s monthly payment of $372 at age 65 under the Qualified Plan, which is disclosed in “Pension Benefits at 2014 Fiscal Year End” because lump sum payments are not generally available to participants in the Qualified Plan. If the lump sum option had been available to Mr. Bernstein in the Qualified Plan, the amounts shown would have been increased by approximately $54,817.

Compensation of Directors
The compensation of the non-employee directors is designed to be simple and easy for stockholders to understand and to be fair based on the amount of work required of directors of the Company. Each of the non-employee directors receives:

•	annual cash retainer fee of $50,000;

•	$2,500 per annum for each committee membership ($5,000 for the committee chairman);

•	$1,000 per meeting for each board meeting attended in person or by telephone;

•	$500 per meeting for each committee meeting attended in person or by telephone;

•	periodic grants of restricted shares;

•	reimbursement for reasonable out-of-pocket expenses incurred in serving on the Company's board; and

•	access to the Company's health, dental and life insurance coverage.
No stock options to purchase Common Stock of Common Stock were granted to the non-employee directors in 2014. During the second quarter of 2013, the Company granted 11,025 restricted shares of Common Stock under the 1999 Plan to each of its non-employee directors in order to align the director's interests with the long-term interests of the stockholders. The stock grant vests in three equal annual installments commencing on the first anniversary of the date of grant based on continued service as a director, subject to earlier vesting upon death, disability or the occurrence of a change in control.
The table below summarizes the compensation the Company paid to the non-employee directors for the year ended December 31, 2014.

NON-EMPLOYEE DIRECTOR COMPENSATION IN FISCAL YEAR 2014

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Name	($)	($)	($)	($)	($)	($)		($)
Stanley S. Arkin (4)	$62,000	$—	$—	$—	$—	$3,312	(1)	$65,312
Henry C. Beinstein (4)	$85,000	$—	$—	$—	$—	$2,497	(1)	$87,497
Bennett S. LeBow (4)	$60,500	$—	$—	$—	$—	$46,195	(2)	$106,695
Jeffrey S. Podell (4)	$81,000	$—	$—	$—	$—	$2,447	(1)	$83,447
Jean E. Sharpe (4)	$85,000	$—	$—	$—	$—	$15,263	(3)	$100,263
___________________________

(1)	Represents life insurance premiums paid by the Company.

(2)	Represents health and life insurance premiums of $25,504 and $20,691, respectively, paid by the Company.

(3)	Represents health and life insurance premiums paid by the Company.

(4)	Held 7,350 shares of unvested Restricted Stock at December 31, 2014.

Compensation Committee Interlocks and Insider Participation
No member of the Company’s compensation committee is, or has been, an employee or officer of the Company other than Ms. Sharpe who joined the compensation committee in March 2009. Ms. Sharpe retired as an officer of the Company in 1993. During 2014, (i) no member of the Company’s compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K; and (ii) none of the Company’s executive officers served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on the Company’s compensation committee or board of directors.

Audit Committee Report
The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Management is responsible for the Company’s internal controls and the financial reporting process, including its financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP, the Company’s independent registered certified public accounting firm, issues opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The audit committee reviews these processes on behalf of the board of directors. In this context, the committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the year ended December 31, 2014, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the evaluation by PricewaterhouseCoopers LLP of the effectiveness of the Company’s internal control over financial reporting.
The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The audit committee also has received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company. The audit committee has also considered whether the provision of the services described under the caption “Audit Fees and Non-Audit Fees” is compatible with maintaining the independence of the independent auditors.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.
This report is submitted by the audit committee of the Company.

Henry C. Beinstein, Chairman
Jeffrey S. Podell
Jean E. Sharpe

Audit and Non-Audit Fees
The audit committee reviews and approves audit and permissible non-audit services performed by PricewaterhouseCoopers LLP, as well as the fees charged by PricewaterhouseCoopers LLP for such services. In accordance with Section 10A(i) of the Securities Exchange Act, before PricewaterhouseCoopers LLP is engaged to render audit or non-audit services, the engagement is approved by the audit committee. All of the services provided and fees charged by PricewaterhouseCoopers LLP in 2014 and 2013 were pre-approved by the audit committee.
Audit Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for the audit of the annual financial statements of the Company and its consolidated subsidiaries, audit of effectiveness of internal control over financial reporting under Sarbanes-Oxley Section 404, audits of subsidiary financial statements, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, comfort letters, consents and review of documents filed with the SEC were $3,037,550 for 2014 and $2,680,321 for 2013.
Audit-Related Fees.  No fees were billed by PricewaterhouseCoopers LLP for audit-related professional services in 2014 and 2013.
Tax Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for tax services were $50,241 in 2014 and $27,132 in 2013. The services were primarily for federal and state tax advice.
All Other Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for other services were $3,600 in 2014 and $3,600 in 2013. The amounts consisted of licensing of accounting research software.
Pre-Approval Policies and Procedures
The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent registered certified public accounting firm. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered certified public accounting firm is engaged to perform it. The audit committee approved all services provided by PricewaterhouseCoopers LLP.

Equity Compensation Plan Information
The following table summarizes information about the options, warrants and rights and other equity compensation under the Company’s equity plans as of December 31, 2014.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (2)
Plan Category
Equity compensation plans approved by security holders (1)	3,289,802	$13.41	9,043,125
Equity compensation plans not approved by security holders	—	—	—
Total	3,289,802	$13.41	9,043,125
___________________________

(1)	Includes options to purchase shares of the Company’s Common Stock under the following stockholder-approved plans: 1999 Plan and 2014 Plan.

(2)	Excluding securities reflected in second column.

Certain Relationships and Related Party Transactions
The board of directors has adopted a written policy for the review and approval of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their immediate family members. The policy covers any related party transaction that meets the minimum threshold for disclosure in the Company’s proxy statement under the relevant Securities and Exchange Commission rules. The audit committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions. In determining whether to approve, disapprove or ratify a related party transaction, the audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable to the Company than terms that would have been reached with an unrelated third party, (ii) the extent of the interest of the related party in the transaction and (iii) the purpose and the potential benefits to the Company of the transaction.
The related party transactions described in this proxy statement entered into before this policy was adopted were approved by the board of directors or the audit committee.
The Company beneficially owns approximately 8% of Ladenburg Thalmann Financial Services Inc. (“LTS”) and various executive officers and directors of the Company serve as officers and members of the Board of Directors of LTS. Since September 2006, the Company has had an agreement with LTS, as subsequently amended, pursuant to which it agreed to make available to LTS the services of Mr. Lampen, the Company's Executive Vice President, to serve as the President and Chief Executive Officer of LTS and to provide certain other financial, accounting and tax services, including assistance with complying with Section 404 of the Sarbanes-Oxley Act of 2002 and assistance in the preparation of income tax returns. LTS paid us $850,000 in 2014 and the agreement has continued in 2015. The agreement is terminable by either party upon 30 days’ prior written notice. LTS paid compensation for 2014 of $1,375,000 to each of Mr. Lorber, who serves as Vice Chairman of LTS, and Mr. Lampen, who serves as President, Chief Executive Officer and as a director of LTS. Mr. Lampen is being reimbursed by LTS for various automobile expenses and health and dental insurance premiums on an after-tax basis ($31,454 for 2014), and, effective January 1, 2015, receives a salary of $150,000 per year from LTS. On November 4, 2011, the Company was part of a consortium, which included Dr. Frost and Mr. Lampen, that entered into a loan agreement with LTS. The total amount lent to LTS was $165,000,000 and Vector’s portion of the loan was $15,000,000. Interest on the loan is payable quarterly by LTS at 11% per annum, commenced on December 31, 2011 and is due November 4, 2016. The Company recorded interest income of $573,856 for the year ended December 31, 2014. At April 8, 2015, the balance of the Company’s portion of the loan was $1,680,000 as LTS repaid $1,866,833 of the loan in 2014 and has repaid another $1,106,248 in 2015. Dr. Phillip Frost, who is a more than 10% stockholder of the Company's Common Stock as of the record date, is Chairman of LTS's Board of Directors and beneficially owns more than 10% of LTS.

At December 31, 2014, the Company owned 14,191,205 LTS common shares and had warrants to purchase an additional 1,000,000 common shares of LTS at a price of $1.68 per common share. The Company also owns 240,000 shares of LTS 8% Series A Preferred Stock and received dividends of $480,096 from LTS Preferred Stock in 2014.

The Company beneficially owns approximately 8% of Castle. Mr. Lampen serves as Castle's President and Chief Executive Officer and Henry C. Beinstein, a member of our Board of Directors, serves as a director of Castle. In October 2008, Vector entered into an agreement with Castle where we agreed to make available the services of Mr. Lampen to serve as the President and Chief Executive Officer of Castle as well as other financial, accounting and tax services. Vector recognized management fees of $100,000 in 2014 under the agreement and Castle is paying us at a rate of $100,000 per year in 2015. The Company owns $200,000 of Castle convertible debt, which bears interest at 5% per annum, due in 2018. The Company recorded interest income of $10,000 from the notes for the year ended December 31, 2014. The notes are convertible into Castle shares at $0.90 per share. On February 20, 2014, the Company exercised 357,796 warrants to purchase Castle common stock at an exercise price of $0.38 per share. On February 24, 2014, Castle's Series A Preferred Stock, and all accrued dividends thereon, was converted into common shares in a mandatory conversion. The Company received 884,787 Common Shares of Castle from the conversion of 217.5397 shares of Series A Preferred Stock previously held by us. Dr. Frost is a more than 10% shareholder and a director of Castle.
In addition to its interests in LTS and Castle, the Company has investments in other entities where Dr. Frost has a relationship. These include: (i) four investments in 2006, 2008, 2009 and 2011 totaling approximately $12,787,000 in common stock of OPKO Inc. (NYSE: OPK) and another $5,000,000 in OPKO convertible bonds in 2013 (in OPKO convertible bonds through the Company’s Accommodations Acquisition Corp ("AAC") subsidiary); (ii) a $500,000 investment in 2008 for 2,259,796 shares in Tiger X Medical Inc. (formerly known as Cardo Medical Inc. (OTC BB: CDOM)); and (iii) a $250,000 investment in 2008, a $125,000 investment in 2010 and a $200,000 investment in 2015 in Cocrystal Discovery Inc. (OTC BB: COCP). Dr. Frost is a director, executive officer and/or more than 10% stockholder of OPKO and other entities in which the Company has invested as well such as LTS, Castle and CoCrystal. Additional investments in entities where Dr. Frost has a relationship may be made in the future.
In September 2012, the Company entered into an office lease with Frost Real Estate Holdings, LLC (“FREH”), an entity affiliated with Dr. Frost. The lease is for 12,390 square feet of space in an office building in Miami, Florida. The initial term of the lease is five years, subject to two optional five-year term extensions. Payments under the lease commenced in May 2013. The lease provides for payments of $30,975 per month in the first year increasing to $35,202 per month in the fifth year, plus applicable sales tax. The rent includes operating expenses, property taxes and parking. A $220,000 tenant improvement allowance will be credited to the rent pro-rata over the initial five-year term. In connection with the execution of the lease, the Company received the advice and opinion of a commercial real estate firm that the lease terms were fair and that the Company received terms favorable in the market. The Company recorded rent expense associated with the lease of $335,509 for the year ended December 31, 2014.
In May 2009, the Company issued in a private placement a 6.75% Variable Interest Senior Convertible Note due 2014 in the principal amount of $50,000,000 to an entity affiliated with Dr. Frost. The Company recognized cash interest expense of

$5,414,831 in 2014 related to notes owned by the entity affiliated with Dr. Frost. In March 2014, the holder of the 6.75% Variable Interest Senior Convertible Note elected to convert $25,000,000 of the Note into 2,227,552 shares of the Company's common stock. On November 14, 2014, the Note was amended to extend the stated maturity date of the Note from November 15, 2014 to February 15, 2015. On February 3, 2015, the Note was converted into 2,227,552 shares of the Company's common stock.
Entities affiliated with Mr. LeBow have participated for a number of years as employers under the health insurance program maintained by the Company. All costs related to these entities’ participation in the program (approximately $827,466 in 2014) are paid directly by Mr. LeBow, and the Company believes that there is no incremental cost to the Company and its subsidiaries as a result of this arrangement. This arrangement was terminated on December 31, 2014.
The Company paid in 2014 fees of $125,000 in connection with filings by the Company and Mr. Lorber under the Hart-Scott-Rodino Act in connection with a restricted stock grant of 1,050,000 shares of the Company's Common Stock.
Mr. Lorber serves as a consultant and a 50% owner of Open Acq LLC. During 2014, Mr. Lorber and Open Acq LLC and its affiliates received ordinary and customary insurance commissions aggregating approximately $261,000 on various insurance policies issued for the Company and its subsidiaries and investees. Open Acq LLC and its affiliates have continued to provide services to the Company in 2015.
One of Mr. Lorber’s sons is a real estate agent whose license is held at a subsidiary of Douglas Elliman Realty, LLC and he received commissions and other payments of $236,888 in accordance with brokerage activities in 2014.
Mr. Kirkland serves as Chairman of the Board of Directors and as President and Chief Executive Officer of Multi Solutions, II, Inc., an approximately 53%-owned subsidiary of the Company. The Company has entered into a $350,000 credit facility, as amended, with Multi Solutions II, Inc. and, as of December 31, 2014, had advanced $269,197 under the facility, which bears interest at 11% per annum. As of December 31, 2014, there was accrued interest on the facility due to the Company by Multi Solutions II, Inc. of $54,495.
Mr. Kirkland serves as Chairman of the Board of Directors and as President and Chief Executive Officer of Multi Soft, II, Inc. (OTC BB: MSOF), an approximately 54%-owned subsidiary of the Company. The Company has entered into a $350,000 credit facility, as amended, with Multi Soft II, Inc. and, as of December 31, 2014, had advanced $260,157 under the facility, which bears interest at 11% per annum. As of December 31, 2014, there was accrued interest on the facility due to the Company by Multi Soft II, Inc. of $50,737.

BOARD PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is seeking a non-binding advisory vote from its stockholders regarding the compensation of its named executive officers as described in the “Compensation Discussion and Analysis” and the Summary Compensation Table. This proposal is also referred to as the say on pay vote.
The Company has designed its compensation programs to reward employees for producing sustainable growth and profitability, to attract and retain high caliber talent and to align compensation with the long-term interests of its stockholders. The Company believes that its compensation policies and procedures are centered on a pay-for-performance philosophy. In deciding how to vote on this proposal, the board urges you to consider the following factors, which are more fully discussed in the “Compensation Discussion and Analysis”:

•
A substantial portion of direct compensation shown in the Summary Compensation Table is variable (and therefore at risk) depending on performance (in 2014: 86.1% in the case of Mr. Lorber, 29.3% in the case of Mr. Lampen, 14.9% in the case of Mr. Kirkland, 14.9% in the case of Mr. Bell and 33.3% in the case of Mr. Bernstein).

•	The Company mitigates the risks associated with incentive compensation by using multiple performance targets, caps on potential incentive payments and a clawback policy.

•
In 2013, the Company increased its focus on long-term incentives by awarding options with four-year cliff vesting and long-term performance based restricted stock. As a result, long-term equity compensation accounted for a significant portion of direct compensation shown in the Summary Compensation Table (76.4% in the case of Mr. Lorber, 20.1% in the case of Mr. Lampen, 33.4% in the case of Mr. Kirkland, 33.4% in the case of Mr. Bell and 0.0% in the case of Mr. Bernstein).

•
In addition to promoting retention of equity by vesting equity over time, the Company requires executives to retain 25% of equity awards under its Equity Retention Policy and encourages the accumulation of equity through its Equity Ownership Guidelines, all of which works to align the interests of executives with those of stockholders.

•
The Company’s quarterly dividend (resulting in quarterly dividends of $0.40 per share in 2014) paid to all stockholders is contingent on strong financial performance achieved by the named executive officers, as well as the Company’s ability to receive dividends from its subsidiaries and investees.

•
Further, the compensation of four of the five named executive officers is directly tied to the amount of dividends paid to stockholders: 37.5% of the performance criteria for earning the annual incentive bonus is based on distributions to stockholders.

•	Executives are prohibited from hedging their company securities.

•	The Company does not reprice options or change performance targets in midyear.

•	The Company requires both a change in control and a termination of employment (a “double trigger”) before cash severance payments will be made as a result of a change in control.

•	The compensation committee considers the advice of an independent compensation consultant in making compensation determinations.
The Board recommends that stockholders vote FOR the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the April 8, 2015 proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative.”
Because your vote is advisory, it will not be binding upon the board of directors of the Company, meaning that prior compensation determinations of the board will not be invalidated and the board will not be required to adjust executive compensation programs or policies as a result of the outcome of the vote. However, the board values stockholders’ opinions and the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements and corporate governance measures.
Approval of the say on pay resolution requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter.
The Company currently submits an advisory vote on executive compensation to stockholders annually. The next say-on-pay vote will occur at the 2016 annual meeting of stockholders.
The Board of Directors recommends that stockholders vote
“FOR”
advisory approval of the Company's executive compensation.

BOARD PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Company asks that stockholders ratify the appointment of PricewaterhouseCoopers LLP, which has been the independent registered certified public accounting firm for the Company since December 1986, as its independent registered public accounting firm for the year ending December 31, 2015. It is expected that one or more representatives of such firm will attend the annual meeting and be available to respond to any questions. These representatives will be given an opportunity to make statements at the annual meeting if they desire.
If the appointment is not ratified, the adverse vote will be considered as an indication to the audit committee that it should consider selecting another independent registered certified public accounting firm for the following fiscal year. Even if the selection is ratified, the Company’s audit committee, in its discretion, may select a new independent registered certified public accounting firm at any time during the year if it believes that such a change would be in its best interest.
Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2015 requires the affirmative vote of the majority of shares of Common Stock present or represented, and entitled to vote thereon, at the annual meeting.
The Board of Directors recommends that stockholders vote “FOR” Proposal 3 to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered certified public accounting firm for the year ending December 31, 2015.

MISCELLANEOUS
Annual Report

The Company has mailed, with this proxy statement, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 to each stockholder as of the record date. If a stockholder requires an additional copy of such Annual Report, the Company will provide one, without charge, on the written request of any such stockholder addressed to the Company’s Secretary, Marc N. Bell, at Vector Group Ltd., 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company, as well as persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of initial beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC. These persons are also required by SEC regulations to furnish the Company with copies of all reports that they file. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf.
To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during and with respect to the fiscal year ended December 31, 2014, all reporting persons timely complied with all filing requirements applicable to them.
Communications with Directors
Any stockholder and other interested parties wishing to communicate with any of the Company’s directors regarding the Company may write to the director, c/o the Company’s Secretary, Marc N. Bell, at Vector Group Ltd., 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137. The secretary will forward these communications directly to the director(s) in question. The independent directors of the board review and approve this communication process periodically to ensure effective communication with stockholders and other interested parties.
Although the Company does not have a policy with regard to board members’ attendance at the annual meeting of stockholders, all of the directors are invited to attend such meeting. Three of the Company’s directors were in attendance at the Company’s 2014 annual meeting.

Stockholder Proposals for the 2016 Annual Meeting
Proposals of stockholders intended to be presented at the 2016 annual meeting of stockholders of the Company and included in the Company’s proxy statement for that meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices, 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137, Attention: Marc N. Bell, Company Secretary, on or before December 9, 2015 in order to be eligible for inclusion in the Company’s proxy statement relating to that meeting. Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely unless submitted by February 22, 2016 .
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE
STOCKHOLDER MEETING TO BE HELD ON April 30, 2015
A copy of this proxy statement, the enclosed proxy card and the 2014 Annual Report of Vector Group Ltd., together with directions to the meeting, can be found at the website address: www.vectorgroupltd.com/invest.asp.

Householding of Annual Meeting Materials
Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or Annual Report for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to Vector Group Ltd., 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137, or via telephone at 305-579-8000, we will provide separate copies of the Annual Report and/or this proxy statement.
Other Matters
All information in this proxy statement concerning the Common Stock has been adjusted to give effect to the 5% stock dividends paid on an annual basis to the stockholders of the Company since September 1999 with the most recent stock dividend paid on September 26, 2014.
The cost of this solicitation of proxies will be borne by the Company. The Company has hired Georgeson Shareholder Communications Inc. (“Georgeson”) to solicit proxies. Georgeson will solicit by personal interview, mail, telephone and email, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons. The Company will pay Georgeson a customary fee, anticipated to be approximately $7,500, covering its services and will reimburse Georgeson for reasonable expenses incurred in forwarding soliciting material to the beneficial owners of Common Stock. In addition, some of the directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone.
The Board knows of no other matters which will be presented at the annual meeting. If, however, any other matter is properly presented at the annual meeting, the proxy solicited by this proxy statement will be voted in accordance with the judgment of the person or persons holding such proxy.

By Order of the Board of Directors,

HOWARD M. LORBER
President and Chief Executive Officer
Dated: April 8, 2015

VECTOR GROUP LTD.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE 2015 ANNUAL MEETING OF
STOCKHOLDERS OF VECTOR GROUP LTD.
The undersigned stockholder of Vector Group Ltd. (the “Company”) hereby constitutes and appoints each of Marc N. Bell and J. Bryant Kirkland III attorney and proxy of the undersigned, with power of substitution, to attend, vote and act for the undersigned at the 2015 Annual Meeting of Stockholders of the Company, a Delaware corporation, to be held at 4400 Biscayne Boulevard, Miami, Florida 33137 on Thursday, April 30, 2015 at 10:00 a.m. local time, and at any adjournments or postponements thereof, with respect to the following on the reverse side of this proxy card and, in their discretion, on such other matters as may properly come before the meeting and at any adjournments or postponements thereof.
(Continued and to be signed on the reverse side.)
The Board of Directors recommends a vote FOR Items 1, 2 and 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☑

Item 1. Election of Directors:

FOR ALL NOMINEES	☐

WITHHOLD AUTHORITY FOR ALL NOMINEES	☐

FOR ALL EXCEPT (See instructions below)	☐

Nominees: ☐ Bennett S. LeBow, ☐ Howard M. Lorber, ☐ Ronald J. Bernstein, ☐ Stanley S. Arkin, ☐ Henry C. Beinstein, ☐ Jeffrey S. Podell and ☐ Jean E. Sharpe

Item 2. Advisory approval of executive compensation (say on pay):

FOR	☐

AGAINST	☐

ABSTAIN	☐

Item 3. Approval of ratification of PricewaterhouseCoopers LLP as independent registered certified public accounting firm for the year ending December 31, 2015:
FOR	☐

AGAINST	☐

ABSTAIN	☐

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  ☑
The shares represented by this proxy will be voted in the manner directed by the undersigned stockholder. If not otherwise directed, this proxy will be voted FOR the election of the nominees, FOR the advisory say on pay vote and FOR the ratification of the independent registered certified public accounting firm.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [  ]
Signature of Stockholder            Date            Signature of Stockholder            Date
NOTE:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.